PILGRIM AMERICA CAPITAL
                             CORPORATION 401(k) PLAN


                                    SECTION 1
                                  NAME OF PLAN

         This Plan shall be known as the "Pilgrim America Capital Corporation 401(k) Plan." The Plan will be considered a profit sharing plan even though contributions are not dependent on profits.
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                                    SECTION 2

                                   DEFINITIONS

         2.1 "AMENDMENT EFFECTIVE DATE" means January 1, 1997, the date as of which this complete amendment and restatement of the Plan is effective, except as otherwise stated.

         2.2 "ANNUITY STARTING DATE" means the Valuation Date as of which the distribution is made. A Participant's Annuity Starting Date must be no less than 30 and not more than 90 days after the date the Participant receives the notice described in Section 9.4.

         2.3 "BOARD" means the board of directors of the Company.

         2.4 "BREAK IN SERVICE" means the Plan Year in which a person completes 500 or fewer Hours of Employment.

         2.5 "CODE" means the Internal Revenue Code of 1986, as amended.

         2.6 "COMPANY" means Pilgrim America Capital Corporation.

         2.7 "COMPANY STOCK" means common stock issued by Company (or a member of the controlled group of corporations of which Company is a member) which is readibly tradeable on an established securities market.

         2.8 "COMPENSATION" means the gross amount of wages, as shown on Form W-2 provided by the Company, received during the Plan Year by an Employee after he becomes a Participant for services rendered with respect to the Company, plus amounts contributed through a salary reduction arrangement to a qualified plan which meets the requirements of Code Section 401(k) or a plan meeting the requirements of Code Section 125, but excluding any severance pay.

         The Compensation of each Participant taken into account under the Plan for any Plan Year shall not exceed $150,000 (as adjusted in accordance with Section 415(d) of the Code).

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         Prior  to  January  1,  1997,  in  determining  the  Compensation  of a
Participant for purposes of this limit, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the applications of such rules, the Compensation limit is exceeded, then the limit shall be pro rated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limit.

         2.9 "CONTROLLED GROUP" means the Company and all other entities required to be aggregated with the Company under Section 414(b), (c) or (m) of the Code or regulations issued pursuant to Section 414(o) of the Code. The purposes of Section 16.11, in determining which entities shall be aggregated under Section 414(b) or (c) of the Code, the modifications made by Section 415(h) of the Code shall be applied.

         2.10 "DISTRIBUTION NOTICE PERIOD" means the period beginning not more than 90 days and ending not less than 30 days before the Valuation Date.

         2.11 "EMPLOYEE" means all persons classified as an employee by an Employer.

         2.12 "EMPLOYER" means the Company, Pilgrim Group, Inc. or any other member of the Controlled Group which has, with the consent of the Board, adopted the Plan.

         2.13 "ENTRY DATE" means January 1, April 1, July 1 or October 1 of each calendar year.

         2.14 "FIVE PERCENT OWNER" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of any corporation in the Controlled Group or stock possessing more than five percent of the total combined voting power of all stock of any corporation in the Controlled Group or who owns more than five percent of the capital or profits interest an unincorporated entity in the Controlled Group.

                                       3
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         2.15 "HOURS OF EMPLOYMENT"  for a person  compensated on the basis of a certain  amount for each hour worked during a given period means:

                  (a) Each hour for which a person is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties and for reasons other than the performance of duties; provided that

                           (1) no more  than 501  Hours of  Employment  shall be
                  credited on account of a single continuous period during which no duties are performed, and

                           (2) no  Hours of  Employment  shall  be  credited  if
                  payment was made or due

                                    (A) under a Plan  maintained  solely for the
                           purpose of complying with applicable worker's compensation or unemployment compensation or disability insurance laws; or

                                    (B)  solely as  reimbursed  for  medical  or
                           medically related expenses incurred by the Employee.

                  (b) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. Such Hours of Employment shall be credited for the periods to which the award or agreement pertains rather than the periods in which the award, agreement, or payment is made, and no Hours of Employment shall be credited under this paragraph which would duplicate any hours credited above.

                  For a person who is not compensated on the basis of a certain amount for each hour worked during a given period, credit shall be given at the rate of 10 Hours of Employment for each calendar day of employment with the Employer for which he would be credited with one or more Hours of Employment if (a) or (b) above applied. For a person on a leave of absence pursuant to Section 11.1 or 11.4, credit for such leave shall be given for the number of regularly scheduled working hours included in the period of such leave.

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                  Hours of Employment  shall be  calculated  in accordance  with
         Department of Labor Regulation Section 2530.200b-2(b) and (c).

         2.16 "NORMAL RETIREMENT DATE" means the date on which a Participant terminates his employment with the Company and all other Employers (except by death) provided such date is on or after such Participant's attainment of age 65.

         2.17 "PARTICIPANT" means an Employee who has satisfied the eligibility requirements of Section 3 and who has not become a former Participant under
Section 3.4.

         2.18 "PLAN ADMINISTRATOR" means the Company.

         2.19 "PLAN YEAR" mean the 12-month period commencing on January 1 and ending December 31.

         2.20 "QUALIFIED PLAN" means any plan qualified under Section 401 of the Code. For purposes of Sections 17 and 18 only, the term "Qualified Plan" also means a simplified employee pension described in Section 408(k) of the Code.

         2.21 "QUALIFIED PRERETIREMENT SURVIVOR ANNUITY" means a life annuity payable to the surviving spouse of a Participant who dies prior to his Annuity Starting Date.

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         2.22  "SERVICE"  means one year of Service for each 12-month  period in which a person completes 1,000 Hours of Employment measured from the date the Participant first completes an Hour of Employment to the anniversary date which is 12 months after such date. If a person has less than 1,000 Hours of Employment in any 12-month period of employment with the Employer, measured from the date the Participant first completes an Hour of Employment to the anniversary date which is 12 months after such date, he shall receive a pro-rata part of a year of Service based on the ratio of his Hours of Employment to 1,000. No more than one year of Service may be earned in any 12-month period for any purpose of the Plan. Notwithstanding the foregoing, Participants who participated in the Plan on May 1, 1995 and who would have less Service when calculated under these rules than under the rules of Service which were in effect under the Plan prior to May 1, 1995, shall have their Service calculated under the rules for Service which were in effect prior to May 1, 1995.

         2.23 "TRUSTEE" means the trustee or any successor trustee appointed pursuant to Section 12 hereof.

         2.24  "VALUATION  DATE" means each March 31, June 30,  September 30 and
December  31,  and  such  other   valuation   dates  as  are   determined  in  a
nondiscriminatory manner by the Plan Administrator.

                                        6
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                                    SECTION 3

                                   ELIGIBILITY

         3.1 PRIOR PARTICIPANTS. Each employee who was a Participant on December 31, 1995, shall continue to be a Participant on January 1, 1996.

         3.2 NEW PARTICIPANTS. On and after January 1, 1996, each Employee not described in Section 3.1 shall become a Participant hereunder as of the later of:

                  (a) the first Entry Date after the Employee attains age 21, and

                  (b) the first Entry Date following the calendar quarter in which the Employee begins working for the Employer if he begins working for the Employer during the first 15 days of a calendar quarter or the second Entry Date immediately following the calendar quarter if the Employee begins working for the Employer at any other time during a calendar quarter. Notwithstanding the foregoing, a person who transfers employment directly from Nicholas-Applegate Capital Management to the Employer during the first quarter of 1999 shall be deemed to have commenced working for the Employer during the first fifteen days of that quarter. In addition, effective January 1, 1998, (i) a person whose employment is transferred to the Employer as a result of the Employer's acquisition of substantially all of its assets, (ii) employees of an employer which is merged into the Employer, and (iii) the employees of a corporation or other entity which, with the consent of the Board, adopts the Plan during the calendar quarter in which it becomes a member of the Controlled Group as a result of its acquisition by the Employer, shall be deemed to have commenced working for the Employer during the first fifteen days of the calendar quarter in which such transaction takes place.

                                       7
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                  If a person  is not an  Employee  when  satisfying  one of the above requirements, he shall not become a Participant until the day he becomes an Employee.

         3.3 FORMER PARTICIPANTS. A former Participant who is reemployed by an Employer shall become a Participant on the date he is reemployed as an Employee.

         3.4  CESSATION  OF  PARTICIPATION.   A  person  shall  cease  to  be  a
Participant and shall become a former  Participant  when he

                  (a) has ceased to be employed by an Employer, and

                  (b) has no undistributed account balance under the Plan.

                                    SECTION 4

                                  CONTRIBUTIONS

         4.1 BASIC PAYROLL REDUCTION CONTRIBUTIONS. A Participant may elect to have up to 7% of his Compensation contributed by an Employer to the Plan on a pre-tax basis through payroll reductions. Each Participant shall elect on forms provided by the Plan Administrator in increments of 1% the percentage of his Compensation under this Section to be credited to his Salary Reduction Account.

         4.2 ADDITIONAL PAYROLL REDUCTION CONTRIBUTIONS. A Participant who has elected to have 7% of his Compensation contributed by the Employer to the Plan under Section 4.1 may elect to have up to an additional 3% of his Compensation contributed by the Employer to the Plan on a pre-tax basis through payroll reductions. Each Participant shall elect on forms provided by the Plan Administrator in increments of 1% the percentage of his Compensation under this Section to be credited to his Salary Reduction Account.

         4.3 MAXIMUM PAYROLL REDUCTION CONTRIBUTION. The maximum amount which may be contributed to the Plan by a Participant on a pre-tax basis under Section
4.1 and 4.2 and any other Qualified Plan maintained by an Employer in any calendar year is limited to $7,000 (or such higher amount prescribed by applicable law). If the Participant's pre-tax contributions reach this maximum, the Plan Administrator shall stop the Participant's payroll reduction contributions for the remainder of the calendar year.

         4.4 EMPLOYER MATCHING CONTRIBUTIONS. The Employer will contribute to the Plan an amount equal to 100% of the amount by which each Participant elected to have his Compensation reduced under Section 4.1. Any such contributions shall be paid to the Trustee when such salary reduction contributions are made. If a Participant's pre-tax contributions for a calendar year reach the maximum amount set out in Section 4.3 and, as a result, the Participant is no longer eligible to make pre-tax contributions to the Plan, the Participant will continue to receive matching contributions for each payroll period during the remainder of the calendar year in an amount equal to:

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                  (a) The  lesser of (i) 100% of $7,000 (or such  higher  amount prescribed by applicable law) or (ii) an amount equal to 100% of the amount by which each Participant elected to have his Compensation reduced under Section 4.1 from the beginning of the calendar year through the end of such payroll period, minus

                  (b) The amount of matching contributions previously made on behalf of the participant from the beginning of the calendar year through the end of such payroll period. Employer Matching Contributions may be made in the discretion of the Company in the form of cash or in the form of Company Stock.

         4.5 ELECTIONS. Each election by a Participant under Section 4.1 and 4.2 shall be effective until suspended or amended. Each election shall be effective only when made on a form prescribed by the Plan Administrator or filed with the Company.

         4.6 CHANGES IN A SUSPENSION OF PAYROLL REDUCTIONS.

                  (a) Changes in Payroll Reductions. Each Participant's payroll reduction percentage under Sections 4.1 and 4.2 shall continue in effect until the Participant shall change such percentage. As of the first day of each calendar quarter, a Participant may in his discretion change such percentage by written notice to the Company on forms prescribed by the Plan Administrator before the first day of the calendar quarter on which the change is to take effect.

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                  (b) (1) Suspension of Payroll Reductions. A Participant may at
         any time suspend his contributions effective on the first day of the following month by giving written notice to the Company on forms prescribed by the Plan Administrator.

                  (2) Suspension of Payroll Reductions During Government or Military Service. Suspension of a Participant's contributions shall be permitted during any period of military service, or of government service approved by the Company, regardless of the duration of such period.

                  (3) Resumption of Payroll Reductions After Suspension. As of the first day of each calendar quarter, a Participant who has suspended his contributions under Section 4.6(b)(1) may at any time resume them by giving written notice to the Company on forms prescribed by the Plan Administrator prior to the first day of the payroll period in which such resumption is to take effect.

         4.7 TAX DEDUCTIONS. All Employer contributions are made conditioned upon their deductibility for Federal income tax purposes under Section 404 of the Code. Amounts contributed by an Employer shall be returned to such Employer from the Plan by the Trustee under the following circumstances:

                  (a) If the contribution was made by the Employer by a mistake of fact, the excess of the amount of such contribution over the amount that would have been contributed had there been no mistake of fact shall be returned to the Employer within one year after the payment of the contribution; and

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                  (b)  If  an  Employer  makes  a  contribution   which  is  not
         deductible under Section 404 of the Code, such contribution (but only to the extent disallowed) shall be returned to such Employer within one year after the disallowance of the deduction. Earnings attributable to the contribution shall not be returned to the Employer, but losses attributable to such excess contribution shall be deducted from the amount to be returned. In the event (a) or (b) above apply, the Employer will distribute any salary reduction amounts returned to such Employer (less any losses) to the Employees who elected to reduce their salary by such amounts.

         4.8 ROLLOVER CONTRIBUTIONS AND TRANSFERS. The Plan Administrator may direct the Trustee to accept from or on behalf of an Employee any cash or other assets the receipt of which would constitute a rollover contribution as defined in Section 408(d)(3)(A)(ii) of the Code or an eligible rollover contribution as defined in Section 402(c)(4) of the Code which is excludable from income under
Section 402(c)(1) of the Code. The Plan Administrator may also direct the Trustee to accept from the trustee of another Qualified Plan a direct transfer of cash or other assets which constitute an eligible rollover contribution. Notwithstanding the preceding sentence, the Trustee may not accept the direct transfer of any assets from any Qualified Plan which would cause the Plan to be subject to the requirements of Section 401(a)(11) of the Code. Any contributions under this Section shall be segregated in a separate account and shall be fully vested at all times. Unless accepted on a Valuation Date, the assets of such account will be segregated from the other assets of the Plan until the Valuation Date next following the date they are accepted, and thereafter will share in the allocation of earnings and losses under Section 6.5. Such amounts shall not be considered as a contribution by a Participant for purposes of Sections 4.1 or
16.11. Upon written notice to the Trustee, all or any portion of a rollover or eligible rollover account maintained on behalf of a Participant shall be distributed to him or her or transferred to another Qualified Plan or an individual retirement account, as directed by the Participant.

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
         4.9 LOAN. The Plan Administrator shall make loans available to Participants who are employed with an Employer on the date the loan is made (and subject to the terms of this Section 4.9, to an interested party as defined in
Section 3(14) of the Employee Retirement Income Securities Act of 1974, even if such interested party is no longer an Employee) pursuant to a uniform and non-discriminatory policy. Notwithstanding the above, loans shall not be made available to highly compensated employees (as defined in Section 414(q) of the Code) in an amount greater than the amount made available to other employees. All loans shall comply with the following terms and conditions.

                  (a) Loan Applications. A Participant must file with the Plan Administrator a loan application on forms which she will make available for such purpose.

                  (b) Criteria for Approval. The Plan Administrator shall determine whether a Participant qualifies for a loan, applying such criteria as a commercial lender of funds would apply in like circumstances with respect to the Participant and his general ability to repay the loan. To assist the Plan Administrator in making this determination the Participant shall be required to provide such supporting information deemed necessary by the Plan Administrator.

                  (c) Loan Limits. No loan shall be made if immediately after the loan the unpaid balance of all loans by this Plan and all other plans maintained by the Controlled Group to the Participant would exceed the lesser of

                           (1) $50,000, or

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                           (2) 50% of the vested  portion  of the  Participant's
                  accounts under this Plan. Notwithstanding the foregoing:

                           (3) the  $50,000  limitation  in (1)  above  shall be
                  reduced by the highest outstanding loan balance for the one-year period ending on the day before a new loan is made minus the outstanding balance of existing loans to the Participant on the date of the new loan.

                  (d) Repayment Period. A fixed period for repayment of the loan not in excess of 5 years shall be specified in the loan agreement; provided, that if the loan is used to acquire any dwelling unit which within a reasonable time is used as a principal residence of the Participant, the specified repayment period may be longer than 5 years.

                  (e) Manner and Timing of Repayments. Loans will be repaid (principal and interest) through substantially equal payroll deductions; provided, that Participant may at any time prepay the entire amount due on the loan in one lump sum. Upon a Participant's termination of employment, the entire loan balance shall become due and payable immediately and shall be set off against any distribution due to the Participant.

                  (f) Security. Each loan shall be secured by assignment of the Participant's accounts in the Plan and by the Participant's collateral promissory note for the amount of the loan, including interest thereon, payable to the order of the Trustee. However, in no event shall more than 50% of the Participant's vested interest in the Plan (determined immediately after origination or the loan) be used security for the loan.

                  (g) Interest. Each loan shall bear a reasonable rate of interest commensurate with the prevailing interest rate charged on similar commercial loans under like circumstances by persons in the business of lending money.

                  (h) Investment of Account. Any loan made to Participant shall be treated as a segregated investment of his account. As such, all payments of principal and interest made by the Participant shall be credited only to the account of such Participant.

                  (i) Minimum Loan. The minimum amount of any loan shall be $1,000.00.

                  (j) Order of Investment Liquidation. The Company shall liquidate a portion of each Fund in which the Participant's account is invested to provide the proceeds for any loan to the Participant. The amount of each such Fund to be liquidated shall be equal to the loan amount multiplied by the percentage of the Participant's accounts which are invested in such Fund as of the Valuation Date coinciding with or proceeding the date as of which the loan is made. Provided, however, that the closed-end funds shall not be liquidated unless there are insufficient amounts in the other investment funds to provide the proceeds for the loan. Loan repayments must be made through payroll deduction.

                  (k) Loans Limited to Employees. Except as otherwise provided in this Section 4.9, no loan shall be made to any Participant who has terminated employment with all Employers.

                  (l) Default. Generally, a default shall occur upon the failure of a Participant to timely remit repayments under the loan when due. In such event, the Plan Administrator shall take such reasonable actions which a prudent fiduciary in like circumstances would take to protect and preserve Plan assets, including foreclosing on any collateral and commencing such other legal action for collection which the Plan Administrator deems necessary and advisable. However, the Trustee shall not be required to commence such actions immediately upon a default. Instead, the Plan Administrator may grant the Participant reasonable rights to cure any default, provided such actions would constitute a prudent and reasonable course of conduct for a professional lender in like circumstances and in compliance with the Internal Revenue Code. In addition, if no risk of loss of principal or income would result to the Plan, the Plan Administrator may choose, in its discretion, to defer enforcement proceedings. If the qualified status of the Plan is not jeopardized, the Plan Administrator may treat a loan that has been defaulted upon and not cured within a reasonable period of time as a deemed distribution from the Plan.

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                  (m) Penalty.  A participant who received a loan will be unable to make pre-tax contributions to the Plan for a period of twelve months after the Valuation Date as of which the loan is made. Moreover, the maximum amount of a Participant's pre-tax contributions to the Plan or any other plan maintained by the Controlled Group for the calendar year following the calendar year of the loan may not exceed $7,000 (or such higher amount prescribed by applicable law) reduced by the amount of such Participant's pre-tax contributions for the calendar year of the loan.

         4.10 HARDSHIP WITHDRAWALS.

                  (a) Requirements. A Participant in the employment of an Employer may withdraw as of any date all or any part of the vested portion of his Matching Contribution Account, Rollover Account or Salary Reduction Account (but not the earnings credited to his Salary Reduction Account after such date as is set forth in Treasury Regulations under Section 401(k) of the Code) only upon a showing of substantial hardship to the Plan Administrator. The Plan Administrator will grant a distribution on account of hardship only if the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

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                  (b)  Determination  of Immediate and Heavy  Financial  Need. A
         distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:

                           (1) expenses  for medical  care  described in Section
                  213(d) of the Code previously incurred by the Participant, the Participant's spouse or any of the Participant's dependents (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

                           (2) costs directly related to the purchase (excluding
                  mortgage   payments)   of  a   principal   residence   of  the
                  Participant;

                           (3) the payment of tuition  and  related  educational
                  fees (excluding expenses for room and board) for the next 12 months of post-secondary education for the Participant, the Participant's spouse, or the Participant's children or dependents (as defined in Section 152 of the Code); or

                           (4) payments necessary to prevent the eviction of the
                  Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  (c) Amount Necessary to Satisfy Financial Need. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if the following requirements are satisfied:

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                           (1) The  distribution  is not in excess of the amount
                  of the immediate and heavy financial need of the Participant (which may include any amounts necessary to pay any federal, state or local income tax or penalties reasonably anticipated to result from the distribution); and

                           (2) The Participant  has obtained all  distributions,
                  other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Controlled Group.

         In addition a Participant who receives a hardship withdrawal will be unable to make pre-tax contributions to the Plan or any other qualified or nonqualified plan or deferred compensation maintained by the Controlled Group, including stock option and stock purchase plans and a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Section 125 of the Code (but not the cafeteria plan itself), for a period of twelve months after the Valuation Date as of which the hardship distribution is made. Moreover, the maximum amount of a Participant's pre-tax contributions to the Plan or any other plan maintained by the Controlled Group for the calendar year following the calendar year of the hardship withdrawal may not exceed $7,000 (or such higher amount prescribed by applicable law) reduced by the amount of such Participant's pre-tax contributions for the calendar year of the hardship withdrawal.

                  (d) Deadlines for Submission of Withdrawal Applications. An application for a withdrawal must be received by the Plan Administrator at least 5 days preceding the date as of which the withdrawal is to be made.

                  (e) Order of Investment Liquidation. The Company shall liquidate a portion of each Fund in which the Participant's accounts are invested to provide the proceeds for any withdrawal to the Participant. The amount of each such fund to be liquidated shall be equal to the withdrawal amount multiplied by the percentage of the Participant's accounts which are invested in such fund as the Validation Date coinciding with or preceding the date as of which the withdrawal is made. Provided, however, that the closed-end funds shall not be liquidated unless there are insufficient amounts in the other investment funds to provide the proceeds for the withdrawal.

         4.11 VESTING AFTER WITHDRAWALS. If a withdrawal under Section 4.10 is made by a Participant whose matching Contribution Account was not 100% vested at the time of such withdrawal, then the Company shall separately record the portion of his Matching Contribution Account which was not vested at the time of the withdrawal, and the vested amount of such portion from time to time shall equal an amount ("X") determined by the following formula:

                           X=P(AB + (R X D)) - (R X D)

For purposes of applying such formula: "P" is the vested percentage at the relevant time; "AB" is the account balance at the relevant time; "D" is the amount previously withdrawn by the Participant; and "R" is the ratio of the account balance at the relevant time to the account balance after the withdrawal. If a person who has received a withdrawal hereunder is subsequently entitled to an allocation of Employer contributions, the Company shall separately record such contributions and vesting with respect to such contributions shall be in accordance with Section 8.2.

                                    SECTION 5
                         DISTRIBUTIONS OF EXCESS AMOUNTS

         5.1 DISTRIBUTIONS OF EXCESS ELECTIVE DEFERRALS. If a Participant's Elective Deferrals (as defined in Section 5.5(f)) for any calendar year exceed $7,000 (or such higher amount prescribed by applicable law), then the Participant may file an election form prescribed by the Plan Administrator with the Company designating in writing the amount of such excess Elective Deferrals to be distributed from this Plan. Any such election form must be filed with the Company no later than the March 1 following the close of such calendar year in order for the Company to act on it. If such an election form is timely filed, the Trustee shall distribute to the Participant the amount of such excess Elective Deferrals which the Participant has allocated to this Plan together with any income or less any loss allocable to such amount on or before the April 15 following the close of such calendar year. In the case of Highly Compensated Employees (as defined in Section 5.5(i)), the Trustee shall also distribute to the Participant any Matching Contributions (as defined in Section 5.5(k)) which were contributed on account of the Elective Deferrals being distributed, even if such Matching Contributions are vested. For purposes of the preceding sentence, the income or loss allocable to such excess amount will be determined under such reasonable method as the Plan Administrator shall establish that does not discriminate in favor of Highly Compensated Employees (as defined in Section 5.5(j)).

         5.2 LIMITATIONS ON PRE-TAX CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES. The Plan Administrator is authorized to reduce to the extent necessary the maximum deferral percentage under Sections 4.1 and 4.2 for Highly Compensated Employees, prior to the close of the Plan Year if the Plan Administrator reasonably believes that such reduction is necessary to prevent the Plan from failing both tests in Section 5.2(a). Such adjustments shall be made in accordance with rules prescribed by the Plan Administrator.

                  (a) Actual Deferral Percentage Tests.

                           (1) The Plan satisfies this subparagraph if the Actual Deferral Percentage (as defined in Section 5.5(b)) for the group of Highly Compensated Employees is not greater than 125% of the Actual Deferral Percentage for the group of Non-Highly Compensated Employees (as defined in Section 5.5(m)).

                           (2) The Plan satisfies the subparagraph if:

                                    (A)  the  excess  of  the  Actual   Deferral
                           Percentage for the group of Highly Compensated Employees over the Actual Deferral Percentage for the group of Non-Highly Compensated Employees is not more than two percentage points, and

                                    (B) the Actual  Deferral  Percentage for the
                           group of Highly Compensated Employees is not more than twice the Actual Deferral Percentage of Non-Highly Compensated Employees.

                  (b) Distributions of Excess Contributions if Tests are Failed. If for any Plan Year the Plan satisfies neither of the tests set forth in Section 5.2(a), within 12 month after the last day of such Plan Year the Trustee shall return to each Highly Compensated Employee his portion of the Excess Contribution (as defined in Section 5.5 (h)) for such Plan Year (plus the income or less the loss allocable to such Excess Contributions) plus any Matching Contributions which were contributed on account of the Excess Contributions being distributed even if such Matching Contributions are vested. The Excess contributions returned to each Highly Compensated Employee shall be taken, pro rata, from each of the investment funds in which such Employee is invested at the time such contributions are returned. Provided, however, that no refunds shall be made out of the closed-end funds unless there are insufficient amounts in the other investments funds to return the Excess Contributions. If such Excess Contributions are not returned within the first 2-1/2 months after the last day of such Plan Year, the Employer shall timely file any appropriate tax forms or reports with respect to any and all tax liability arising for failure to timely distribute the Excess Contributions. The portion of each Highly Compensated Employee's Excess Contributions for a Plan Year shall be determined by reducing the pre-tax contributions made on behalf of Highly Compensated Employees in a manner such that those Highly Compensated Employees with the highest Actual Deferral amounts shall each have their pre-tax contributions reduced to the extent necessary but not below the next highest Actual Deferral amounts and then those Highly Compensated Employees with Actual Deferral amounts greater than or equal to this level shall each have their pre-tax contributions reduced (or further reduced, as the case may be) to the extent necessary but not below the next highest level of Actual Deferral amounts, and this reduction process shall continue through each successively lower level of Actual Deferral amounts until the Actual Deferral Percentage for the group of Highly Compensated Employees satisfies one of the tests set forth in Section 5.2(a). The income or loss allocable to a Highly Compensated Employee's portion of the Excess Contribution will be determined under such reasonable method as the Plan Administrator shall establish that does not discriminate in favor of Highly Compensated Employees.

                  (c) Coordination with Distributions of Elective Deferrals. If the Trustee is required to distribute both Elective Deferrals and Excess Contributions for a Plan Year, the Trustee shall instruct the Plan Administrator or recordkeeper to:

                           (1) calculate and distribute  the Elective  Deferrals
                  before determining the Excess Contributions to be distributed to Highly Compensated Employees;

                           (2) calculate the Average Deferral Percentage in accordance with Section 5.5(b) including the amount of excess Elective Deferrals distributed pursuant to (1) above; and

                           (3) distribute  Excess  Contributions to Participants
                  by reducing the Excess Contributions distributed to a Participant by the amount of excess Elective Deferrals distributed to such Participant.

                  (d) Election to Make Additional Company Contributions. Notwithstanding 5.2(b) and 5.2(c) above, the Company may elect, in lieu of the distribution described in 5.2(b) above, to have Employers make additional Qualified Nonelective Contributions (as defined in Section 5.5(o)) or Qualified Matching Contributions (as defined in Section 5.5(n)) which are treated as Elective Deferrals under the Plan and that, in combination with the Elective Deferrals, satisfy the Actual
         Deferral Percentage test set forth in Section 5.2(a). Any such additional Qualified Nonelective Contributions or Qualified Matching Contributions will be credited to the Participants' Matching Contribution Account.

         5.3 LIMITATIONS ON MATCHING CONTRIBUTIONS FOR HIGHLY COMPENSATED EMPLOYEES. The Plan Administrator is authorized to reduce to the extent necessary the maximum amount of matching contributions under Section 4.4 contributed on behalf of any Highly Compensated Employee prior to the close of the Plan Year if the Plan Administrator reasonably believes that such adjustment is necessary to prevent the Plan from failing both tests in Section 5.3(a). Such reduction shall be made in accordance with rules prescribed by the Plan Administrator.

                  (a) Actual Contribution Percentage Tests.

                           (1) The Plan satisfies this subparagraph if the Actual Contribution Percentage (as defined in Section 5.5(a)) for the group of Highly Compensated Employees is not greater than 125% of the Actual Contribution Percentage for the group of all Non-Highly Compensated Employees.

                           (2) The Plan satisfies this subparagraph if:

                                    (A) the  excess of the  Actual  Contribution
                           Percentage for the group of Highly Compensated Employees over the Actual Contribution Percentage for the group of Non-Highly Compensated Employees is not more than two percentage points, and

                                    (B) the Actual  Contribution  Percentage for
                           the group of Highly Compensated Employees is not more than twice the Actual Contribution Percentage of Non-Highly Compensated Employees.

                  (b) Distribution of Matching Contributions if Tests are Failed. If for any Plan Year the Plan fails to satisfy either of the tests set forth in Section 5.3(a), the Trustee shall return to each Highly Compensated Employee the vested portion of his portion of the Excess Aggregate Contribution (as defined in Section 5.5(g)) (plus the income or less the losses allocable to such Excess Aggregate Contributions) for such Plan Year within 12 months after the last day of such Plan Year. The nonvested portion shall be forfeited. The Excess contributions returned to each Highly Compensated Employee shall be taken, pro rata, from each of the investment funds in which such Employee is invested at the time such contributions are returned. Provided, however, that no refunds shall be made out of the closed-end funds unless there are insufficient amounts in the other investments funds to return the Excess Contributions. If such Excess Aggregate Contributions are not returned within the 2-1/2 month after the last day of such Plan Year, the Company shall timely file any appropriate tax forms or reports with respect to any and all tax liability arising for failure to timely distribute the Excess Aggregate Contributions. The portion of each Highly Compensated Employee's Excess Aggregate Contributions for a Plan Year which shall be distributed shall be determined first by reducing the Matching Contributions on behalf of Highly Compensated Employees in a manner such that those Highly Compensated Employees with the highest Actual Contribution amounts shall each have the Matching Contributions on their behalf reduced to the extent necessary but not below the next highest level of Actual Contribution amounts and then those Highly Compensated Employees with Actual Contribution amounts greater than or equal to this level shall each have the Matching Contributions on their behalf reduced (or further reduced, as the case may be) in the same manner to the extent necessary but not below the next highest level of Actual Contribution amounts, and this reduction process shall continue through each successively lower level of Actual Contribution amounts until the Actual Contribution Percentage for the group of Highly Compensated Employees satisfies one of the tests set forth in Section 5.3(a). The income or loss allocable to a Highly Compensated Employee's portion of the Excess Aggregate Contributions will be determined under such reasonable method as the Plan Administrator shall establish that does not discriminate in favor of Highly Compensated Employees.

                  (c) Election to Make Additional Employer Contributions. Notwithstanding 5.3(a) above, the Company may elect, in lieu of the distribution described in 5.3(a) above, to have Employers make an additional Qualified Nonelective Contribution that, in combination with the Matching Contributions (as defined in Section 5.5(k)) for the Plan Year, satisfies the Actual Contribution Percentage test set forth in
         Section 5.3(a). Any such additional Qualified Nonelective Contributions will be credited to the Participants' Matching Contribution Account.

         5.4 LIMITATIONS ON MULTIPLE USE OF ALTERNATIVE LIMITATION:

                  (a) Determination of Multiple Use. The Plan Administrator will determine whether or not multiple use of the Alternative Limitation (as defined in Section 5.5(e)) has occurred. Such determination will be made in accordance with Section 401(m)(9) of the Code.

                  (b) Correction of Multiple Use. If a multiple use of the Alternative Limitation occurs, the Plan Administrator shall correct such multiple use by reducing the Actual Contribution Percentages of Highly Compensated Employees in the manner set forth in Section 5.3(b) so that there is no multiple use of the Alternative Limitation.

         5.5 DEFINITIONS AND SPECIAL RULES. For purposes of this Section 5:

                  (a) The Actual Contribution Percentage for a group for a Plan Year means the average of the ratios (calculated separately for each Employee in the group) of:

                           (1) the total amount of matching contributions credited to the Employee's Matching Contributions Account pursuant to Section 5.5(1) for the Plan Year plus any Qualified Nonelective Contributions (as defined in Section 5.5(o)) and Elective Deferrals which the Company elects to treat as Matching Contributions in accordance with Section 5.7 to

                           (2) the  Employee's  Compensation  for the portion of
                  such Plan Year while the individual is an Employee. The Actual Contribution Percentage for each group will be calculated to the nearest 100th of 1% of the Employee's Compensation.

                  (b) The Actual Deferral Percentage for a group for a Plan Year means the average of the ratios (calculated separately for each Employee in the group) of:

                           (1) the total amount of contributions credited to the
                  Employee's Salary Reduction Account for the Plan Year plus any Qualified Nonelective Contributions (as defined in Section 5.5(o)) and Qualified Matching Contributions (as defined in
                  Section 5.5(n)) which the Company elects to treat as Elective Deferrals in accordance with Section 5.6 to

                           (2) the  Compensation  for the  portion  of such Plan
                  Year while the individual is an Employee. The Actual Deferral Percentage for each group will be calculated to the nearest 100th of 1% of the Employee's Compensation.

                  (c) The Actual Deferral Percentages and the Actual Contribution Percentages of Non-Highly Compensated Employees shall be determined as of the Plan Year preceding the Plan Year for which the Plan must satisfy the discrimination requirements of section 5.2(a) or 5.3(a), unless the Company elects to determine such as of the Plan Year for which the Plan must satisfy one of the discrimination requirements of section 5.2(a) or 5.3(a). Any such election shall not be changed except as provided by the Secretary of the Treasury.

                  (d) Effective January 1, 1999, if the Company applies Section 410(b)(4)(B) of the Code in determining whether the Plan satisfies section 410(b) of the Code by excluding from consideration employees who have not met minimum age and service requirements, the Company may exclude from consideration all Non-Highly Compensated Employees who have not met the minimum age and service requirements of Section 410(a)(1)(A) of the Code for purposes of satisfying the tests in sections 5.2(a) and 5.3(a).

                  (e) Alternative Limitation means the alternative methods of compliance with Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code as set forth in Sections 5.2(a)(2) and 5.3(a)(2) respectively.

                  (f) The Elective Deferrals for a calendar year mean the sum of any salary reduction amounts for the Plan Year which relate to Compensation that would have been received in the Plan Year but for the election to defer and which are pre-tax or deductible contributions under:

                           (1) a  qualified  cash  or  deferred  arrangement  as
                  defined in Section 401(k) of the Code;

                           (2) a  simplified  employee  pension  as  defined  in
                  Section 408(k) of the Code;

                           (3) a plan under which such salary reduction  amounts
                  are used to purchase an annuity contract under Section 403(b) of the Code;

                           (4) any plan  described in Section  501(c)(18) of the
                  Code.

                  (g) The Excess Aggregate Contributions for a Plan Year means the excess of the aggregate amount of Matching Contributions made on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions which could have been made for such Plan Year without causing the Plan to fail both the tests in
         Section 5.2(a).

                  (h) The Excess Contributions for a Plan Year means the excess of the aggregate amount of pre-tax contributions under Sections 4.1 and
         4.2 made on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions which could have been made for such Plan Year without causing the Plan to fail both the tests in Section 5.2(a).

                  (i) "Highly Compensated Employee" means an Employee who, (i) during the Plan Year in question or the preceding Plan Year was at any time Five Percent Owner; or (ii) received Compensation in excess of $80,000 during the preceding Plan Year and, if the Company elects, was in the top-paid group of Employees (as defined in Section 414(q) of the Code, based upon the exclusion of all employees excludable under
         Section  414(q)(8) of the Code for the Plan Year. The $80,000 amount in
         (ii) above shall automatically be adjusted to the extent the corresponding amounts under Section 415(d) of the Code are adjusted by the Secretary of the Treasury, except that the base period is the calendar quarter ending September 30, 1996.

                  (j) Matching Contributions means:

                           (1) Any  Employer  contribution  made to a  Qualified
                  Plan on account of an Employee contribution to a Qualified Plan maintained by an Employer;

                           (2) Any  Employer  contribution  made to a  Qualified
                  Plan on account of an Elective Deferral to a Qualified Plan maintained by an Employer;

                           (3) Any discretionary  Employer  contribution that is
                  allocated to Participants on account of an Employee contribution or Elective Deferral to a Qualified Plan maintained by an Employer; and

                           (4) A  forfeiture  allocated on the basis of Employee
                  contributions, Matching Contributions or Elective Deferrals.

                  (k) Nonelective Contributions means Employer contributions (other than Matching Contributions) made to a Qualified Plan maintained by an Employer which the Employee may not elect to have paid to him in cash or other benefits in lieu of being contributed to such Qualified Plan.

                  (l) Non-Highly Compensated Employee means any Employee who is not a Highly Compensated Employee but who is eligible to participate in the Plan.

                  (m)  Qualified  Matching   Contributions  means  any  Employer
         Contribution made on account of an Employee's Elective Deferral; provided that:

                           (1)   such   contributions   are  100%   vested   and
                  nonforfeitable when made; and

                           (2) such  contributions  are not  distributable  to a
                  Participant or his beneficiaries earlier than:

                                    (A)  The  Participant's  retirement,  death,
                           disability or separation from service.

                                    (B)  The  Participant's  attainment  of  age
                           59-1/2.

                                    (C) One of the following events:

                                             (i)  the  termination  of the  Plan
                                    without   the   establishment,   within  the
                                    12-month  period after the  distribution  of
                                    all  of  the   assets   of  the   Plan,   or
                                    maintenance of another defined contribution plan other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code or a simplified employee pension plan as defined in Section 4089(k) of the Code; provided, however, that if fewer than 2% of the Participants of the Plan at the time of the termination are eligible under another defined contribution plan at any time during the 24 month period beginning 12 months before the time of the termination such other defined contribution plan will not be considered to be a successor plan;

                                             (ii)     the     disposition     of
                                    substantially all the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business with respect to a Participant who continues employment with the unrelated corporation acquiring such assets;

                                             (iii)   the   disposition   of  the
                                    interest in a subsidiary (within the meaning
                                    of  Section  409(d)(3)  of  the  Code)  with
                                    respect  to  a  Participant   who  continues
                                    employment     with     such     subsidiary.
                                    Notwithstanding  the  foregoing,   an  event
                                    shall not be treated  as an event  described
                                    in (i),  (ii) or (iii) above with respect to
                                    any  Participant  unless he  receives a lump
                                    sum  distribution  (as  defined  in  Section
                                    402(d)(4)  of the  Code  without  regard  to
                                    clauses  (i),   (ii),   (iii)  and  (iv)  of
                                    subparagraph   (A),   subparagraph   (B)  or
                                    subparagraph (H) thereof); and an event shall not be treated as an event described in (ii) or (iii) above unless the transferor continues to maintain the Plan.

                  (n) Qualified Nonelective Contributions means any Employer Contribution other than a Matching Contribution; provided that:

                  (1) such contributions are 100% vested and nonforfeitable when made; and

                  (2) such contributions are not distributable to a Participant or his beneficiaries earlier than:

                           (A) The Participant's  retirement,  death, disability
                  or separation from service.

                           (B) The Participant's attainment of age 59-1/2.

                           (C) One of the following events:

                                    (i) the  termination of the Plan without the
                           establishment, within the 12-month period after the distribution of all of the assets of the Plan, or maintenance of another defined contribution plan other  than  an  employee  stock  ownership  plan  as
                           defined  in  Section  4975(e)(7)  of  the  Code  or a
                           simplified   employee  pension  plan  as  defined  in
                           Section 408(k) of the Code; provided, however, that if fewer than 2% of the Participants of the Plan at the time of the termination are eligible under another defined contribution plan at any time during the 24 month period beginning 12 months before the time of the termination, such other defined contribution plan will not be considered to be a successor plan;

                                    (ii) the  disposition of  substantially  all
                           the assets (within the meaning of Section 409(d)(2) of the Code) used in trade or business with respect to a Participant who continues employment with the unrelated corporation acquiring such assets;

                                    (iii) the  disposition  of the interest in a
                           subsidiary (within the meaning of Section 409(d)(3) of the Code) with respect to a Participant who continues employment with such subsidiary. Notwithstanding the foregoing, an event shall not be treated as an event described in (i), (ii) or (iii) above with respect to any Participant unless he receives a lump sum distribution (as defined in
                           Section 402(d)(4) of the Code without regard to clauses (i), (ii), (iii) and (iv) of subparagraph
                           (A), subparagraph (B) or subparagraph (H) thereof); and an event shall not be treated as an event described in (ii) or (iii) above unless the transferor continues to maintain the Plan.

                  (o) The Plan may be disaggregated under Section 1.410(b)-6(b)(3) and Section 1.410(b)-7(c)(3) of the Treasury
         Regulations for any Plan Year in order to pass the Actual Contribution Percentage and Actual Deferral Percentages tests set forth in this Section.

         5.6 ELECTION TO TREAT QUALIFIED NONELECTIVE CONTRIBUTIONS AND QUALIFIED MATCHING CONTRIBUTIONS AS ELECTIVE DEFERRALS. Notwithstanding anything to the contrary, the Company may elect to treat all or part of the Qualified Nonelective Contributions and Qualified Matching Contributions as Elective Deferrals provided that each of the following is satisfied:

                  (a) The Nonelective Contributions including Qualified Nonelective Contributions treated as Elective Deferrals for purposes of calculating the Actual Deferral Percentage satisfy the requirements of
         Section 401(a)(4) of the Code;

                  (b) The Nonelective Contributions excluding:

                           (1) Qualified  Nonelective  Contributions  treated as
                  Elective Deferrals for purposes of calculating the Actual Deferral Percentage; and

                           (2) Qualified  Nonelective  Contributions  treated as
                  Matching Contributions for purposes of calculating the Actual Contribution Percentage satisfy the requirements of Section 401(a)(4) of the Code;

                  (c) The Qualified Nonelective Contributions and Qualified Matching Contributions for a Plan Year are allocated to Participants as of a date within that Plan Year;

                  (d) The Qualified Nonelective Contributions and Qualified Matching Contributions for a Plan Year relate to Compensation that would have been received by the Employee in the Plan Year but for the Employee's election to defer;

                  (e) If the Qualified Nonelective Contributions or Qualified Matching Contributions are made to another plan or plans, this Plan and such other plan(s) must be aggregated for purposes of Section 410(b) of the Code (other than the average benefit percentage test); and

                  (f) The Qualified Nonelective Contributions and Qualified Matching Contributions for a Plan year are actually paid to the trust on or before twelve (12) months after the end of the Plan Year.

         5.7 ELECTION TO TREAT QUALIFIED NONELECTIVE CONTRIBUTIONS AND ELECTIVE DEFERRALS AS MATCHING CONTRIBUTION. Notwithstanding anything to the contrary, the Company may elect to treat all or part of the Qualified Nonelective Contributions and Elective Deferrals as Matching Contributions provided that each of the following is satisfied:

                  (a) The Nonelective Contributions including Qualified Nonelective contributions treated as Matching Contributions for purposes of calculating the Actual Contribution Percentage satisfy the requirements of Section 401(a)(4) of the Code;

                  (b) The Nonelective Contributions excluding:

                           (1) Qualified  Nonelective  Contributions  treated as
                  Matching Contributions for purposes of calculating the Actual Contribution Percentage; and

                           (2) Qualified  Nonelective  Contributions  treated as
                  Elective Deferrals for purposes of calculating the Actual Deferral Percentage satisfy the requirement of Section 401(a)(4) of the Code;

                  (c) The Elective Deferrals both including and excluding the Elective Deferrals treated as Matching Contributions for purposes of calculating the Actual Contribution Percentage satisfy the requirements of Section 401(k)(3) of the Code;

                  (d) The Qualified Nonelective Contributions for a Plan Year are allocated to Participants as of a date within that Plan Year;

                  (e) The Qualified Nonelective Contributions and Qualified Matching contributions for a Plan Year relate to Compensation that would have been received by the Employee in the Plan Year or within 2-1/2 months after the Plan Year, but for the Employee's election to defer; and

                  (f) If Qualified Nonelective Contributions and Elective Deferrals are made to another plan or plans, this Plan and such other plan(s) must be aggregated for purposes of Section 410(b) of the Code (other than the average benefit percentage test).

                                    SECTION 6

                                   ALLOCATION

         6.1 ESTABLISHMENT OF ACCOUNTS. The Plan Administrator shall establish and maintain for each Participant a Salary Reduction Account, a Matching Contribution Account, and a Rollover Account. All amounts by which an Employee elects to have his salary reduced under Sections 4.1 and 4.2 shall be credited to his Salary Reduction Account, all Employer contributions under Section 4.4 shall be credited to his Matching Contribution Account, and all direct transfer and rollover amounts received on behalf of a Participant under Section 4.8 shall be credited to his Rollover Accounts.

         6.2 404(C) PLAN. This Plan is intended to constitute a Plan described in Section 404(c) of the employee Retirement Income Security Act. The Plan fiduciaries shall be relieved of liability for any losses which are the direct and necessary result of investment instructions given by Participants or Beneficiaries.

         6.3 PARTICIPANT'S SELECTION OF INVESTMENT FUND. Each Participant shall designate the percentages of contributions under Section 4 for such Plan Year allocable to his accounts which are to be invested in such funds as selected by the Company and in Company Stock. Such a designation shall be made by the Participant on or prior to the first day of any calendar quarter on a form made available to him by the Plan Administrator. Any such designation shall continue in effect for successive Plan years unless changed in the same manner by the Participant. The current investment choices available under the Plan will change effective January 1, 1996. Any elections made with respect to investment choices prior to January 1, 1996 will no longer be effective. New choices need to be made with respect to investments on and after January 1, 1996. If no designation is made, the Participant's existing accounts which are not currently invested in Pilgrim Group funds shall be invested in the Pilgrim Money Market Fund or, in the discretion of the Plan Administrator, in commercial or savings accounts with the Trustee or any other bank, trust company or other financial institution, including those affiliated in ownership with the Trustee (a "Trustee Account"), and all contributions to the Plan shall cease. If no designation is made and Participant's existing accounts are invested in Pilgrim Group funds or a Trustee Account, the Participant's account will continue to be invested in such funds in accordance with the Participant's most recent investment elections and all contributions to the Plan shall cease.

         6.4 TRANSFERS BETWEEN INVESTMENT FUNDS. As of the day following the Valuation Date, a Participant may elect on forms to be provided by the Plan Administrator, to transfer all or any portion of his accounts in Company Stock or such investment funds as he has selected to Company Stock or any of the other such funds. A Participant whose accounts are invested in Company Stock may elect to transfer all or any portion of his accounts invested in Company Stock on a weekly basis, to the Pilgrim Money Market Fund or, in the discretion of the Plan Administrator, in a Trustee Account. Any amounts the Participant elects to transfer to the Pilgrim Money Market Fund, or to a Trustee Account, from Company Stock shall remain invested in such fund until the next valuation date, at which time the Participant may transfer such amounts to any of the other investment funds available under the Plan or to Company Stock. Such transfers shall be subject to such reasonable requirements as may be established by the Plan Administrator and the Trustee.

         The Plan Administrator shall also be responsible for: (i) ensuring that information relating to the purchase, holding and sale of Company Stock and the exercise of voting, tender and similar rights with respect to Company Stock by Participants and beneficiaries is maintained in accordance with procedures designed to safeguard the confidentiality of such information, except to the extent necessary to comply with federal laws or state laws not pre-empted by the Employee Retirement Income Security Act; (ii) that such confidentiality procedures are being followed; and (iii) that an independent fiduciary is appointed where the Plan Administrator determines that a potential for undue Company influence exists with regard to the direct or indirect exercise of shareholder rights.

         6.5 ALLOCATION OF EARNINGS OR LOSSES. As of each Valuation Date, all appreciation or depreciation in the fair market value of the Plan assets since the preceding Valuation Date shall be allocated to the accounts of each Participant. The allocations shall be made by dividing the fair market value of the Plan assets as of the prior Valuation Date into the value of each account as of such date (reduced by any amounts distributed on or after such date) and multiplying the quotient by the total appreciation or depreciation to be allocated so as to determine the share of each such account. For purposes of determining the share of each such account, valuation of the assets as of the preceding Valuation Date shall equal:

                  (a) the assets as of the preceding Valuation Date, including contributions allocated as of such preceding Valuation Date and excluding assets distributed as of the preceding Valuation Date; plus

                  (b) two-thirds of the contributions which are made to the Plan during the first month after such preceding Valuation Date; plus

                  (c) one-third of the contributions which are made to the Plan during the second month after such preceding Valuation Date.

         6.6 SPECIAL TRANSFER RULES. Effective on or about February 5, 1996, all assets in the Plan will be transferred from investments with the Principal Financial Group to new investments selected by the employer, pursuant to instructions on the Participants' enrollment forms. Due to the magnitude of the change, the investments will probably not actually be transferred on February 5, 1996. Assets which are not transferred on February 5, 1996, will continue to share in the earnings of the funds in which they were invested on February 5, 1996, until such time as the transfer has been completed.

         6.7 VOTING COMPANY STOCK. Each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the Account of such Participant or Beneficiary is to be voted. If the Participant or Beneficiary fails to give the Trustee timely instructions as to how to vote any Company Stock as to which the Trustee otherwise has the right to vote, the Trustee shall not exercise its power to vote such Company Stock and shall consider the Participant or Beneficiary's failure to give timely instructions as an exercise of the Participant or Beneficiary's rights and a directive to the Trustee not to vote said Company Stock. The Trustee shall not vote Company Stock which a Participant or Beneficiary fails to exercise voting rights pursuant to this Section.

                                    SECTION 7

                           DISTRIBUTIONS AT RETIREMENT

         7.1 NORMAL RETIREMENT DISTRIBUTIONS. Upon a Participant's Normal Retirement Date, the Participant's accounts shall become fully vested (if not already fully vested) and shall be distributed to him in accordance with Section 9.1(b).

         7.2 REQUIRED MINIMUM DISTRIBUTIONS. Notwithstanding anything to the contrary contained in the Plan, the entire interest of a Participant will be distributed in accordance with Section 401(a)(9) of the Code and the regulations thereunder beginning no later than the Participant's Required Beginning Date as determined under Section 7.3 below. Minimum distributions will be made based on the life expectancy of such Participant. Notwithstanding the preceding, a Participant who was a Participant prior to October 21, 1996 may elect, at any time prior to his Required Beginning Date, to receive the entire amount of his accounts in a lump sum or in installments over the joint life expectancy of the Participant and his spouse or designated beneficiary.

         7.3 REQUIRED BEGINNING DATE. The Required Beginning Date of a Participant who is a Five Percent Owner shall be April 1 of the calendar year following the year during which the Participant attains age 70 1/2. A Participant who attains age 70 1/2 on or after January 1, 1996 and who is not a Five Percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2 may elect in accordance with procedures established by the Plan Administrator to defer his Required Beginning Date until a date not later than the April 1 following the calendar year in which occurs the later of the date such Participant attains age 70 1/2 or the date on which the Participant terminates employment. Effective January 1, 1999, the Required Beginning Date a Participant who is not a Five Percent Owner and who attains age 70 1/2 during or after the 1999 calendar year shall be the April 1 following the calendar year in which occurs the later of the date such Participant attains 70 1/2 and the date on which the Participant terminates employment.

                                    SECTION 8

              DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT (VESTING)

         8.1 DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT. A Participant whose employment with the Company and any other Employer is terminated prior to the earliest of his death or Normal Retirement Date shall receive the vested portion of his accounts in accordance with Section 9.l(a).

         8.2 DETERMINATION OF VESTED PORTION.

                  (a) A Participant's Salary Reduction Account and Rollover Account shall be 100% vested and nonforfeitable at all times.

                  (b) Participants who participated in the Plan on or before December 31, 1994 shall be 100% vested in their Matching Contribution Accounts at all times. For Participants who began participating in the Plan after December 31, 1994, the portion of a Participant's Matching Contribution Account which shall be vested and nonforfeitable shall be determined in accordance with the following schedule:

                  YEARS OF                           PERCENTAGE OF
                  SERVICE                            ACCOUNT VOTED
                  -------                            -------------
                  <1                                 0%
                  1                                  33 1/3%
                  2                                  66 2/3%
                  3                                  100%

                  (c) Notwithstanding any provision herein to the contrary, a Participant's account shall be 100% vested and nonforfeitable upon attainment of Normal Retirement Age.

         8.3 FORFEITURES. The nonvested portion of the Matching Contribution Account of a Participant whose employment with the Company and any other Employer is terminated prior to the earliest of his death or Normal Retirement Date shall be forfeited immediately when such Participant incurs five consecutive one-year Breaks in Service. The nonvested amounts shall be placed in a separate account until forfeited and shall be credited with an allocation of earnings and losses pursuant to Section 6.5. If the Participant is not employed again by the Company and any other Employer on the date a forfeiture occurs under this Section, any forfeited amounts plus earnings and losses thereon shall be used to reduce future Employer contributions or pay Plan administrative expenses. Following such forfeiture, the Participant shall be 100% vested in the balance, if any, of his accounts. If a Participant terminates employment with no vested interest in his Matching Contribution Account, such Participant shall be treated as receiving a distribution of the vested portion of his Matching Contribution Account on the last day of the Plan Year in which his termination occurs, provided he is not employed by the Company and any other Employer on such date.

                                    SECTION 9

                               PAYMENT OF BENEFITS

         9.1 TIMING OF DISTRIBUTIONS.

                  (a) Termination Before Normal Retirement Date. If a Participant's employment is terminated prior to his Normal Retirement Date for any reason other than his death, and if the Participant's vested accounts exceed (or at the time of any prior distribution exceeded) $3,500 ($5,000 after December 31, 1997), the Participant shall receive the notice described in Section 9.4 as well as benefit election forms during the Distribution Notice Period coinciding with or next following the dates he terminates employment. If the Participant properly completes his benefit election forms and returns them to the Company on or before the Valuation Date immediately following such Distribution Notice Period, distribution of his vested accounts will commence in the form elected by the Participant as of such Valuation Date, which shall be his Annuity Starting Date. If a Participant fails to properly complete and timely return his election forms when he is first eligible to receive a distribution, distribution of his accounts will commence in the form of a lump sum within 60 days after his attainment of age 65. Notwithstanding the preceding, the Participant may notify the Company at any time after his termination of employment but prior to his attaining age 65 that he wants to receive the notice described in Section 9.4. The Plan Administrator shall distribute such notice and benefit election forms during the first Distribution Notice Period following such request. If such Participant properly completes and returns his benefit election forms on or before the Valuation Date immediately following the receipt of such notice, distribution of his accounts will commence in the form elected by the Participant in accordance with Section 9.2 as of such Valuation Date, which shall be his Annuity Starting Date.

                  (b) Distributions to Participants Terminating Employment on or after Normal Retirement Date. If a Participant's employment is terminated on or after his Normal Retirement Date but before his Required Beginning Date for any reason other than his death, and if the Participant's accounts exceed (or at the time of any previous distribution exceeded) $3,500 ($5,000 after December 31, 1997) as of his termination date, the Participant shall receive the notice described in Section 9.4 as well as benefit election forms during the Distribution Notice Period coinciding with or next following the date he terminates employment. If the Participant properly completes his benefit election forms and returns them before the Valuation Date immediately following such Distribution Notice Period, the Participant's benefits will commence in the form elected by the Participant as of such Valuation Date, which shall be his Annuity Starting Date. If the Participant fails to properly complete and return his benefit election forms on or before the Valuation Date immediately following such Distribution Notice Period, distribution of his accounts will be made in the form of a lump sum within 60 days after the Valuation Date immediately following such Distribution Notice Period.

                  (c) Distributions to Participants Remaining Employed Until Age
         70-1/2. If a Participant remains employed by an Employer until the Distribution Notice Period immediately preceding the Valuation Date coinciding with or immediately preceding his Required Beginning Date, the Participant shall receive the notice described in Section 9.4 as well as benefit election forms during such Distribution Notice Period. If the Participant completes his benefit election forms and returns them before the Valuation Date immediately following such Distribution Notice Period, the Participant's benefits will commence in the form elected by the Participant as of such Valuation Date. If the Participant fails to properly complete and return his benefit election forms on or before the Valuation Date immediately following such Distribution Notice Period, distribution of his accounts will be made in the form of a lump sum no later than his Required Beginning Date.

         9.2 FORM OF DISTRIBUTION.

                  (a) Lump Sum. Subject to Section 9.3, if a Participant has a termination of employment with the Employer for a reason other than his death, unless such person was a Participant prior to October 21, 1996, and has elected one of the options available under the Plan in effect prior to such date, in accordance with (b) below, the Participant shall have his accounts distributed in the form of a lump sum.

                  (b) Optional Methods of Distribution. In lieu of the distribution of his accounts in the form of a lump sum, an Employee who was a Participant prior to October 21, 1996 may elect in accordance with Sections 9.2(c), 9.2(d) and 9.2(e) below, to have his accounts distributed in a form available under the Plan in effect prior to such date.

                  (c) Timely Election. An option set forth in 9.2(b) above must be elected on a form furnished by the Plan Administrator for that purpose within the 90 day period ending on the Annuity Starting Date, but not before the Participant receives the notice described in Section 9.4.

                  (d) Effective Date of Option. An option selected under 9.2(b) above shall become effective on the Annuity Starting Date.

                  (e) Change or Revocation. An election made under this Section may not be validly changed or revoked except as follows:

                           (1) Any election made by the Participant may be changed or revoked without limitation if the Participant files with the Company a written request before the Annuity Starting Date as of which benefits are to commence.

                           (2) If the Participant dies before the date an option
                  becomes effective, any election made under Section 9.2 shall be considered void.

                  (f) Small Benefits. Notwithstanding the foregoing, if a Participant terminates employment prior to his Required Beginning Date, and if the Participant's vested accounts are less than or equal to $3,500 ($5,000 after December 31, 1997) as of the date he terminates employment (or were less than or equal to $3,500 ($5,000 after December 31, 1997) at the time of any previous distribution), his accounts shall be distributed in a lump sum as soon as practicable following the Valuation Date coinciding with or next following his termination of employment.

                  (g) Valuation of Accounts. Any distribution under this Plan shall be based on the value of the Participant's accounts on the Valuation Date which coincides with or immediately precedes the date as of which distribution commences.

         9.3 SPOUSAL CONSENT TO AN ANNUITY FORM OF BENEFIT OR TO AN ALTERNATE BENEFICIARY. If a Participant (who participated in the Plan prior to October 21,
1996) elects an optional form of benefit in the form of an annuity other than a joint and survivor annuity, or designates a beneficiary other than his spouse or changes to a beneficiary other than his spouse, such election, designation or change in designation will be effective only if the Participant's spouse consents thereto in writing within the 90 day period ending on the Participant's Annuity Starting Date. The spouse's consent must: (a) designate a form of benefits which may not be changed without further spousal consent; (b) be irrevocable and acknowledge the effect of such designation or election; and (c) be witnessed by a Plan representative or a notary public. Any such consent must be filed with the Company in order to be effective. No consent need be obtained in the event the Participant has no spouse or the Participant's spouse cannot be located. In this event, the Participant must certify on a form provided by the Plan Administrator that he has no spouse or that his spouse cannot be located in order for his beneficiary designation or election of an annuity to be effective.

         9.4  DISTRIBUTION  NOTICE.   During  the  Distribution  Notice  Periods
specified in Section 9.1, the Plan Administrator shall give to the participant a written notification in nontechnical terms of:

                  (a) the material features and the relative values of the optional forms of benefits under the Plan,

                  (b) the terms and conditions of the joint and survivor annuity and the financial effect upon the Participant's benefit in terms of dollars per benefit payment,

                  (c) the Participant's right to make, and the effect of, an election out of the joint and survivor annuity,

                  (d) in the case of a married Participant, the rights of the Participant's spouse with respect to any such election,

                  (e) the right of the Participant to make, and the effect of, a revocation of any such election before the commencement of benefits, and

                  (f) the right, if any, of the Participant to defer receipt of a distribution.

                                   SECTION 10
                             DISTRIBUTIONS AT DEATH

         10.1 DISTRIBUTION UPON DEATH. Upon the death of a Participant while in the employment of an Employer, the Participant's accounts shall become fully vested (if not already fully vested) and shall be distributed in a lump sum to his spouse or beneficiaries in accordance with Sections 10.2, 10.3 and 10.4 within sixty (60) days after the Valuation Date coinciding with or next following his date of death. Upon the death of a Participant after termination of his employment with the Employer, the vested portion of the Participant's remaining account balances shall be distributed in a lump sum to his spouse or beneficiaries in accordance with Sections 10.2, 10.3 and 10.4 within sixty (60) days after the Valuation Date coinciding with or next following his date of death. Any distribution hereunder shall be based on the value of the Participant's accounts as of the last Valuation Date before such distribution.

         10.2 DISTRIBUTION TO SPOUSE. Upon the death of a Participant, the entire balance of his account shall be distributed to his surviving spouse, if any, unless the surviving spouse has consented in the manner required under
Section 10.5 to a designated beneficiary and one or more designated beneficiaries survives the Participant.

         10.3 DESIGNATION OF BENEFICIARY. Each Participant shall have the right to name and change primary and contingent beneficiaries under the Plan on a form provided for that purpose by the Plan Administrator. If upon the death of the Participant, the Participant has no surviving spouse or the Participant's surviving spouse has consented to the designation of a beneficiary in the manner required under Section 10.5, the entire balance of his account shall be divided among the primary or contingent beneficiaries designated by such Participant who survived the Participant.

         10.4 BENEFICIARY NOT DESIGNATED. In the event the Participant has no surviving spouse and has either failed to designate a beneficiary or no
designated   beneficiary  survives  him,  the  amount  otherwise  payable  to  a beneficiary under the provisions of this Section shall be paid to the Participant's executor or administrator.

         10.5 SPOUSAL CONSENT TO DESIGNATION OF BENEFICIARY. The spouse of a Participant may consent in writing to the designation of a beneficiary other than the spouse or to a change in the designation of a beneficiary other than the spouse. The spouse's consent must acknowledge the effect of such designation of an alternate beneficiary (or change in the alternate beneficiary) and must be witnessed by a notary public or Plan representative. Any such consent must be filed with the Plan Administrator in order to be effective. No consent need be obtained in the event the Participant has no spouse or the Participant's spouse cannot be located. In this event, the Participant must certify on a form provided by the Plan Administrator that he has no spouse or that his spouse cannot be located in order for his beneficiary designation to be effective.

                                   SECTION 11
                         LEAVES OF ABSENCE AND TRANSFERS

         11.1 SERVICE CREDIT WHILE ON MILITARY LEAVE. As long as The Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA") or any similar law shall remain in force, providing for reemployment rights for all persons in military service, as therein defined, an Employee who leaves the employment of an Employer for military service in the Armed Forces of the United States, as defined in such Act from time to time in force, shall, for all purposes of this Plan, be considered as having been in the employment of such Employer, with the time of his service in the military credited to his Service; provided that upon such Employee being discharged from the military service of the United States he applies for re-employment with such Employer and takes all other necessary action to be entitled to, and to be otherwise eligible for, reemployment rights, as provided by USERRA, or any similar law from time to time in force.

         11.2 MILITARY LEAVE - RIGHTS WITH RESPECT TO ELECTIVE CONTRIBUTIONS.

                  (a) Any Employee who is reemployed while entitled to veterans' reemployment rights under USERRA and who has either (i) suspended his contributions during military service, or (ii) made less than the maximum amount of contributions permitted by this section during his period of military service, shall be permitted to make the contributions described in Section 4.1 and 4.2 to the Plan with respect to the period of his military service during the period which begins on the Employee's date of reemployment with the Employer and ends upon the earlier of:

                           (1) the end of the  period  equal to three  times the
                  Employee's period of military service; or

                           (2) five years.

                  (b) The maximum amount of contributions which Employee can make during this period shall be the maximum amount of contributions that he would have been permitted to make to the Plan during the period of military service had he continued to be employed by an Employer during such period and received Compensation during such period equal to the Compensation Employee would have received during the period of military service had Employee worked for an Employer during such period. If the Compensation Employer would have received during the period was not reasonably certain, the Employee's average Compensation from Employer during the 12 month period immediately preceding the period of military service shall be deemed to be such Compensation.

                  (c) If such Employee's former Employer makes a contribution under Section 4.4 during a period when Employee was on military leave of absence and if the Employee later returns to employment and makes the contributions described in Section 4.4 for this period, such Employer shall make such Matching Contributions on behalf of Employer as would have been made had Employee's contributions actually been made during the period of military service.

         11.3 TREATMENT OF CONTRIBUTIONS WITH RESPECT TO MILITARY LEAVE.

                  (a) Contributions under Section 11.2 will be taken into account for purposes of the limitations of Sections 402(g) or 415 of the Code in the year to which the contributions relate, not the year in which the contributions are made. In addition, such contributions will not cause the Plan to be treated as failing to meet the requirements of Sections 401(a)(4), 401(a)(26), 401(k)(3), 401(m), 410(b) or 416 of the
         Code.

(b) Notwithstanding any provision of this Plan, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Loan repayments will be suspended under this Plan during a period of qualified military service as permitted under Section 414(u)(4) of the Code.

         11.4 MATERNITY OR PATERNITY ABSENCE. In the case of any Employee who is absent from work

                  (a) by reason of the pregnancy of the individual,

                  (b) by reason of the birth of a child of the individual,

                  (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or

                  (d) for purposes of caring for such child for a period beginning immediately following such birth or placement, the Employee shall be credited with the number of Hours of Employment described in
         Section 11.3(a) solely for purposes of determining whether a Break in Service has occurred. In order to receive credit under this Section, an Employee must furnish written proof to the Company establishing (i) that the absence from work is for one of the reasons described in this Section and (ii) the number of days for which the Employee was absent.

         11.5 SERVICE DURING MATERNITY OR PATERNITY ABSENCE.

                  (a) Number of Hours Credited. The Hours of Employment for which an Employee will receive credit for purposes of determining whether a Break in Service has occurred under Section 2.21 are as follows:

                           (1) The Hours of  Employment  which  otherwise  would
                  normally have been credited to such Employee but for such absence, or

                           (2) in any  case  in  which  the  Plan is  unable  to
                  determine the Hours of Employment described in paragraph (a), eight Hours of Employment per day of such absence, provided that the total number of Hours of Employment credited under this Section shall not exceed 501 Hours of Employment.

                  (b) Plan Year to Which Hours are Credited. The Hours of Employment described in this Section shall be treated as Hours of
         Employment:

                           (1) only in the Plan Year in which the  absence  from
                  work begins if the Employee would be prevented from incurring a Break in Service in such year solely because the period of absence is treated as Hours of Employment as provided in this Section, or

                           (2) in any other case, in the  immediately  following
                  Plan Year.

         11.6 OTHER LEAVES OF ABSENCE. An Employee on an Employer-approved leave of absence not described in Section 11.1 above shall for all purposes of this Plan be considered as having continued in the employment of that Employer for the period of such leave, provided that the Employee returns to the active employment of the Employer before or at the expiration of such leave. Such approved leaves of absence shall be given on a uniform, non-discriminatory basis in similar fact situations.

         Notwithstanding any other provision of the Plan, a Participant who is on an Employer-approved leave of absence will share in the allocations of Employer contributions under Section 4.4 for the Plan Year in which such leave of absence begins but will not share in such allocations for any subsequent Plan Year ending before the Participant's return from such leave of absence.

         11.7 TRANSFERS.

         (a) In the event that:

                  (1) a Participant is transferred to employment with a member of the Controlled Group in a status as a non-Employee; or

                  (2) a person is transferred from employment with a member of the Controlled Group in a status as a non-Employee to employment with an Employer under circumstances making such a person an Employee; or

                  (3) a person was employed by a member of the Controlled Group in a status as a non-Employee, terminated his employment and was subsequently employed by an Employer as an Employee; or

                  (4) a Participant was employed by an Employer as an Employee, terminated his employment and was subsequently employed by a member of the Controlled Group in a status as a non-Employee;

         (b) then the following provisions of this Subsection shall apply:

                  (1) transfer to employment with a member of the Controlled Group as a non-Employee shall not be considered termination of employment with an Employer, and such transferred person shall continue to be entitled to the benefits provided in the Plan, as modified by this Section;

                  (2) any employment with a member of the Controlled Group by a non-Employee will be deemed to be employment by an Employer;

                  (3) amounts earned from a member of the Controlled Group by a non-Employee shall not constitute Compensation hereunder;

                  (4) termination of employment with a member of the Controlled Group which has not adopted the Plan by a person entitled to benefits under this Plan (other than to transfer to employment with another member of the Controlled Group) shall be considered as termination of employment with all Employers;

                  (5) all other terms and provisions of this Plan shall fully apply to such person and to any benefits to which he may be entitled hereunder. Notwithstanding anything in this Plan to the contrary, a Participant who is no longer employed by a member of the Controlled Group which includes the Company as a member shall be considered a terminated Employee.

                                   SECTION 12

                                     TRUSTEE

         The Company shall select a Trustee or Trustees to hold and administer the assets of the Plan and shall enter into trust agreements with such Trustees. The Company may change the Trustee or Trustees from time to time subject to the terms of the trust agreement.

                                   SECTION 13

                                 ADMINISTRATION

         13.1 APPOINTMENT OF PLAN ADMINISTRATOR. The Company has appointed a Plan Administrator who shall serve without remuneration at the pleasure of the Company. Upon death, resignation, removal or inability of the Plan Administrator to continue, the Company shall appoint a successor. If, at any time, the Company has not appointed a Plan Administrator, then the Company shall have all of the duties, responsibilities, powers and authorities given to the Plan Administrator.

         13.2 CONSTRUCTION. The Plan Administrator shall have the discretionary authority to construe, interpret and administer all provisions of the Plan and to determine a Participant's eligibility for benefits on a uniform, non-discriminatory basis in similar fact situations.

         13.3 DECISIONS AND DELEGATION. The Plan Administrator may appoint such agents as it may deem necessary for the effective exercise of its duties, and may, to the extent not inconsistent herewith, delegate to such agents any powers and duties, both administerial and discretionary, as the Plan Administrator may deem expedient or appropriate.

         The Plan Administrator shall not make any decision or take any action covering exclusively her own benefits under the Plan. All such matters shall be decided by the Board.

         13.4 DUTIES OF THE PLAN ADMINISTRATOR. The Plan Administrator shall, as part of its general duty to supervise and administer the Plan, direct the Trustee specifically in writing in regard to:

                  (a) distribution of payments, including the names of the payees, the amounts to be paid and the time or times when payments shall be made;

                  (b) any other payments which the Trustee is not authorized to make without direction in writing by the Plan Administrator;

                  (c) the purchase of annuity contracts, giving the names of the persons for whose benefit they shall be purchased and the purchase price; and

                  (d) preparation of an annual report for the Company, as of the end of each Plan Year, in such form as the Company may require.

         The Plan Administrator shall also be responsible for: (i) ensuring that information relating to the purchase, holding and sale of Company Stock and the exercise of voting pursuant to Section 6.7 hereof, tender and similar rights with respect to Company Stock by Participants and beneficiaries is maintained in accordance with procedures designed to safeguard the confidentiality of such information, except to the extent necessary to comply with federal laws or state laws not pre-empted by the Employee Retirement Income Security Act; (ii) that such confidentiality procedures are being followed; and (iii) that an independent fiduciary is appointed where the Plan Administrator determines that a potential for undue influence exists with regard to the direct or indirect exercise of shareholder rights.

         13.5 RECORDS OF THE PLAN ADMINISTRATOR. All acts and determinations of the Plan Administrator and all such records, together with such other documents as may be necessary for the proper administration of the Plan, shall be preserved in the custody of such Plan Administrator. Such records and documents shall at all times be open for inspection and copying by any person designated by the Trustee.

         13.6 EXPENSES. Any expense incurred by the Plan Administrator with respect to employment of agents, attorneys or other persons, including expenses incurred in maintaining the qualified status of the Plan and the exempt status of the related trust shall be paid from the assets of such trust unless paid by the Company and/or other Employers.

                                   SECTION 14

                                 CLAIM PROCEDURE

         14.1 CLAIM. A Participant or beneficiary or other person who believes that he is being denied a benefit to which he is entitled (hereinafter referred to as "Claimant") may file a written request for such benefit with the Plan Administrator, setting forth his claim.

         14.2 CLAIM DECISION. Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within 90 days and shall in fact deliver such reply in writing within such period. The Plan Administrator may, however, extend the reply period for an additional 90 days for reasonable cause. If the claim is denied in whole or in part, the Plan Administrator will adopt a written opinion using language calculated to be understood by the Claimant setting forth:

                  (a) the specific reason or reasons for the denial;

                  (b) specific reference to pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary;

                  (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

                  (e) the time limits for requesting a review under Section 14.3 and a review under Section 14.4.

         14.3 REQUEST FOR REVIEW. Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Plan Administrator review the prior determination. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for reconsideration by the Plan Administrator. If the claimant does not request a review of the Plan Administrator's determination within such 60-day period, he shall be barred and estopped from challenging the prior determination.

         14.4 REVIEW ON APPEAL. Within 60 days after the Plan Administrator's receipt of a request for review, she will review her prior determination. After considering all materials presented by the Claimant, the Plan Administrator will render a written opinion, written in manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific reference to the pertinent Plan provisions on which the decision is based. If special circumstances require that the 60-day time period be extended, the Plan Administrator will so notify the Claimant and will render the decision as soon as possible but not later than 120 days after receipt of the request for review. The Plan Administrator shall possess and exercise discretionary authority to make determinations as to a Participant's eligibility for benefits and to construe the terms of the Plan. The decision of the Plan Administrator shall be final and non-reviewable unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding the Company and the Claimant.

                                   SECTION 15

                            AMENDMENT AND TERMINATION

         15.1 AMENDMENT. The Company shall have the right, by a resolution adopted by action of the Board, at any time and from time to time to amend, in whole or in part, any or all of the provisions of the Plan. No such amendment, however, shall authorize or permit any part of the assets of the Plan (other that such part as is required to pay taxes and administration expenses of the
Plan) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries; no such amendment shall cause any reduction in amount credited to any Participant's account or cause or permit any portion of the assets of the Plan to revert to or become the property of any Employer.

         15.2 TERMINATION; DISCONTINUANCE OF CONTRIBUTIONS. The Company shall have the right at any time to terminate this Plan. Upon termination, partial termination, or complete discontinuance of contributions, all Participants' accounts (or, in the case of a partial termination, the accounts of all affected Participants) shall become fully vested, and shall not thereafter be subject to forfeiture.

                                   SECTION 16

                                  MISCELLANEOUS

         16.1 PARTICIPANTS' RIGHTS. Neither the establishment of the Plan hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against any Employer, any officer or Employee thereof, the Trustee or the Board except as herein provided. Under no circumstances shall the terms of employment of any Participant be modified or in any way terms of employment of any Participant be modified or in any way affected hereby.

         16.2     SPENDTHRIFT CLAUSE.

                  (a) Except as provided in Section 4.9, no benefit or beneficial interest provided under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, either voluntary or involuntary, and any attempt to so alienate, anticipate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No such benefit or beneficial interest shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are or may be payable;

                  (b) Notwithstanding the foregoing, effective August 5, 1997, a Participant's benefit will be offset against any amount the Participant is ordered or required to pay to the Plan pursuant to an order or requirement which arises under a judgment of conviction for a crime involving the Plan, under a civil judgment entered by a court after August 5, 1997 in an action involving a fiduciary breach, or pursuant to a settlement agreement after August 5, 1997 between the Participant and the Department of Labor or the Pension Benefit Guaranty Corporation, provided that no offset shall be made if the Participant has a spouse at the time at which the offset is to be made unless:

                           (1) either  such spouse has  consented  in writing to
                  such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a plan representative that such consent may not be obtained by reason of circumstances described in
                  Section 417(a)(2)(B) of the Code), or an election to waive the right of the spouse to either a qualified joint and surviving annuity or a qualified preretirement survivor annuity is in effect;

                           (2) such spouse is ordered or required in such judgment, order, decree, or settlement to pay an amount to the plan in connection with such an action; or

                           (3) in such judgment,  order,  decree, or settlement,
                  such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity and under a qualified preretirement survivor annuity. For purposes of this
                  Section 16.2(b) a qualified joint and survivor annuity and a qualified preretirement survivor annuity shall be deemed to be provided only if the survivor annuity is determined as if (i) the participant terminated employment on the date of the offset; (ii) there was no offset; (iii) the Plan permitted commencement of benefits only on or after Normal Retirement Age; (iv) the Plan provided a qualified joint and survivor annuity under which the Participant's account balances are used to purchase an annuity under which the survivor annuity is 50 percent of the amount of the annuity which is payable during the joint life of the Participant and the spouse; and
                  (v) the amount of the qualified preretirement survivor annuity under the Plan is equal to the amount of the survivor annuity payable under clause (iv).

         16.3 DELEGATION OF AUTHORITY BY COMPANY. Whenever the Company, under the terms of this Plan, is permitted or required to do or perform any act it shall be done and performed by any officer duly authorized by the Board of Directors of the Company.

         16.4 DISTRIBUTION TO MINORS. In the event that any portion of the Plan becomes distributable to a minor or other person under legal disability (as determined by the laws of the jurisdiction in which he or she then resides), the Plan Administrator shall direct that such distribution be made to the legal representative of such minor or other person.

         16.5 CONSTRUCTION OF PLAN. This Plan shall be construed according to the laws of the State of Arizona, and all provisions of the Plan shall be administered according to the laws of such State.

         16.6 GENDER, NUMBER AND HEADINGS. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Sections and Subsections are inserted for convenience of reference, constitute no part of the Plan and are not to be considered in the construction of the Plan.

         16.7 SEPARABILITY OF PROVISIONS. If any provisions of this Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless be carried into effect.

         16.8 DIVERSION OF ASSETS. No part of the assets of the Plan shall be used for, or diverted to, purposes other than the exclusive benefit of Participants or their beneficiaries. Except as provided in Section 4.7, no Employer shall have any beneficial interest in the assets of the Plan and no part of the assets of the Plan shall revert or be repaid to an Employer, directly or indirectly.

         16.9 SERVICE OF PROCESS. Plan Administrator shall constitute the Plan's agent for service of process.

         16.10 MERGER. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall (as if the Plan had then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater that the benefit he would have entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

         16.11 BENEFIT LIMITATION.

                  (a) Notwithstanding any other provision hereof, the amounts allocated to a Participant during the Limitation Year under the Plan and allocated to the Participant under any other defined contribution Plan to which an Employer has contributed shall be proportionately reduced, to the extent necessary, so that the Annual Addition does not exceed the least of:

                           (1) $30,000; or

                           (2) 25% of the Participants' compensation from an Employer during the Limitation Year; or

                           (3) such other limits set forth in Section 415 of the
                  Code. The amount set forth in subparagraph (1) above shall automatically be adjusted to reflect adjustments made by applicable law.

                  (b) For purposes of this Section, Limitation Year means the 12 monthly period commencing on January 1 and ending on December 31.

                  (c) In addition, the amounts allocated to Participant during the Limitation Year under this Plan, and allocated to such Participant under any other defined contribution plan to which an Employer has contributed and which has the same Limitation Year as the Plan, shall be proportionately reduced to the extent necessary, so that the sum of the defined benefit plan fraction and the defined contribution Plan fraction does not exceed the limits set forth in Section 415(e) of the Code.

                  (d)  If as a  result  of  the  allocation  of  forfeitures,  a
         reasonable  error  in  estimating  a  Participant's   remuneration,   a
         reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to a Participant under the limits of Section 415 of the Code or other limited facts and circumstances, the Annual Additions under the Plan for a particular Participant exceed the limitations in this Section, the excess amounts will not be deemed Annual Additions of the Limitation Year and will be treated as follows:

                           (1) First, the portion of the excess  attributable to
                  amounts by which a Participant elected to have his salary reduced under Sections 4.1 and 4.2 (together with any income or less any loss allocable to such amounts) shall be returned to such Participant to the extent that the return would reduce the excess amount in the Participant's Accounts, such amount to be returned on or before the April 15 following the close of such Limitation Year.

                           (2) Second, any Employer  contributions under Section
                  4.4 which are  Attributable to the  contributions  returned in
                  (1) above shall be held in a suspense account and used to reduce Employer contributions otherwise due under Section 4.

                           (3) Third, to the extent required to reduce the excess amount, other Employer contributions under Section 4 shall be held in a suspense account and used to reduce Employer contributions otherwise due under Section 4.

                  (e) For purposes of this Section, Annual Additions means the sum for the Limitation Year of Employer contributions, Employee contributions (determined without regard to any rollover contributions as defined in Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3) of
         the Code and without regard to Employee contributions to a simplified employee pension plan which are excludable from gross income under
         Section 408(k)(6) of the Code) and forfeitures.

                  (f) For purposes of this Section, the term "Compensation" shall include a Participant's wages, salaries, and other amounts received for personal services actually rendered in the course of employment with an Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), contributions made to the Plan under Section 4.1 or 4.2 and amounts contributed at the election of a Participant and which are not included in the Participant's taxable income by reason of Section 125 of the Code, but excluding:

                           (1) Contributions made by an Employer to a plan of deferred compensation to the extent that the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, or Employer contributions made on behalf of a Participant to a simplified employee pension plan described in Section 408(k) of the Code to the extent such contributions are deductible by the Participant under Section 219(b)(7) of the Code, or any distributions from a plan of deferred compensation;

                           (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (3) Amounts realized from the sale, exchange or other
                  disposition of stock acquired under a qualified stock option;

                           (4) Other amounts which receive special tax benefits,
                  such  as   premiums   for  group  term  life   insurance,   or
                  contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the contributions are excludible from the gross income of the Participant).

         16.12 COMMENCEMENT OF BENEFITS.

                  (a) Notwithstanding any other Section of the Plan, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the close of the Plan Year in which the least of the following occurs:

                           (1) the date on which the Participant attains age 65;
                  or

                           (2) the 10th  anniversary  of the  date on which  the
                  Participant commenced participation in the Plan; or

                           (3) the Participant's  termination of employment with
                  all Employers.

                  (b) Notwithstanding Subsection (a) or any other provision of the Plan, if the amount of payment cannot be ascertained, or if it is not possible to make payment because the Plan Administrator cannot locate the Participant after making reasonable efforts to do so, a retroactive payment may be made no later than sixty days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant is located, whichever is applicable.

                  (c) (1) If the Plan Administrator is unable to locate any person entitled to receive distribution from an account hereunder, such account shall be forfeited and used to reduce Employer contributions on the date 2 years after

                           (A)  the  date  the  Plan   Administrator   sends  by
                  certified mail a notice concerning the benefits to such person at his last known address or

                           (B) the Plan  Administrator  determines that there is
                  no last known address.

                  (2) If an account is forfeited under (c)(1) and a person otherwise entitled to the account subsequently files a claim with the Plan Administrator during any Plan Year, before any allocations for such Plan Year are made the account will be restored to the amount which was forfeited without regard to any earnings or losses that would have been allocated. Such restoration shall first be taken out of forfeitures which have not been allocated and if such forfeitures are insufficient to restore such person's account balance, restoration shall be made by an Employer contribution to the Plan.

         16.13 QUALIFIED DOMESTIC RELATIONS ORDER. Notwithstanding anything in the Plan to the contrary, benefits may be distributed in accordance with the terms of a Qualified Domestic Relations Order ("QDRO"). For this purpose a QDRO is any Domestic Relations Order determined by the Plan Administrator to be a Qualified Domestic Relations Order within the meaning of Section 414(p) of the Code pursuant to this Section.

                  (a) A Domestic Relations Order means a judgment, decree, or order (including the approval of a property settlement agreement) which

                           (1) relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant,

                           (2) is made  pursuant to a state  domestic  relations
                  law, and

                           (3) creates or recognizes the existence of an Alternative Payee's right, or assigns to the Alternate Payee the right, to receive all or a portion of the benefits of the Participant under the Plan.

                           An  "Alternate  Payee"  includes  any spouse,  former
                  spouse, child or other dependent of a Participant who is designated by the Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan with respect to he concerned Participant.

                  (b) To be a QDRO, the Domestic Relations Order must meet the specifications set forth in Section 414(p) of the Code and must clearly specify the following:

                           (1) Name and last known mailing address of the Participant.

                           (2) Name  and  last  known  mailing  address  of each
                  Alternate Payee covered by the Domestic Relations Order.

                           (3) The amount or the percentage of the Participant's
                  benefit to be paid to each Alternate Payee, or the manner in which such amount or percentage is to be determined.

                           (4) The  number  of  payments  or period to which the
                  Domestic Relations Order applies.

                           (5) Each plan to which the Domestic  Relations  Order
                  applies.

                  (c) The status of any Domestic Relations Order as a QDRO shall be determined under the following procedures:

                           (1) Promptly upon receiving a Domestic Relations Order, the Plan Administrator will

                                    (A) refer the  Domestic  Relations  Order to
                           legal counsel for the Plan to render an opinion within 90 days (or such earlier period as shall be provided by applicable law) whether the Domestic Relations Order is a QDRO, and

                                    (B) notify the affected  Participant and any
                           Alternate Payee of the receipt by the Plan of the Domestic Relations Order and of this procedure.

                           (2) Promptly upon receiving the determination made by
                  the Plan's legal counsel of the status of the Domestic Relations Order, the affected Participant and each Alternate Payee (or any representative designated by an Alternative Payee by written notice to the Plan Administrator) shall be furnished a copy of such determination. The notice of determination shall state

                                    (A)  whether  the Plan's  legal  counsel has
                           determined that the Domestic Relations Order is a QDRO, and

                                    (B)  once  such  legal  counsel   determines
                           whether the Domestic Relations Order constitutes a QDRO, that the Plan Administrator will commence any payments currently due under the Plan to the person or persons entitled thereto after the expiration of a period of 60 days commencing on the date of the mailing of the notice unless prior thereto the Plan Administrator receives notice of the institution of legal proceedings practical after such 60 day period, ascertain the dollar amount currently payable to each payee pursuant to the Plan and the QDRO, and any such amounts shall be disbursed by the Plan.

                           (3) If there is a dispute on the status of a Domestic
                  Relations Order as a QDRO, there shall be a delay in making payments. The Plan Administrator shall direct that the amounts otherwise payable be held in a separate account within the Plan. If within 18 months thereafter, the Domestic Relations Order is determined not to be a valid QDRO, or the status of the Domestic Relations Order has not been finally determined, the segregated or escrow amounts (including interest thereon) shall be paid to the person or persons who are listed on the Domestic Relations Order. Any determination thereafter that the Domestic Relations Order is a QDRO shall be applied prospectively only.

                                    (A) If a domestic  relations  order requires
                           payment to an Alternate Payee in an immediate lump sum, the order shall not lose its status as a Qualified Domestic Relations Order merely because of the immediate lump sum provision.

         16.14 WRITTEN EXPLANATION OF ROLLOVER TREATMENT. The Plan Administrator shall, when making an eligible rollover distribution, provide a written explanation to the recipient of such distribution of his right to roll over such distribution to an eligible retirement plan and, if applicable, his right to the special five or ten-year averaging and capital gains tax treatment in the Code. Such written explanation will be provided to the recipient in accordance with rules prescribed by the Internal Revenue Service.

         16.15 LEASED EMPLOYEES. Any person who is a leased employee (within the meaning of Section 414(n) of the Code) of any member of the Controlled Group shall be treated for all purposes of the Plan as if he were employed by a member of the Controlled Group which has not adopted the Plan.

         16.16 SPECIAL DISTRIBUTION OPTION. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's (as hereinafter defined) election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution (as hereinafter defined) paid directly to an Eligible Retirement Plan (as hereinafter defined) specified by the Distributee in a Direct Rollover.

                  (a) An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

                  (b) An Eligible Retirement Plan is (a) an individual retirement account described Section 408(a) of the Code, (b) an individual retirement annuity described in Section 408(b) of the Code,
         (c) an annuity plan described in Section 403(a) of the Code, or (d) a qualified trust described in Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover distribution to a surviving spouse, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity.

                  (c) A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                  (d) A Direct Rollover payment is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         16.17 LIMITATIONS ON SPECIAL DISTRIBUTION OPTION.

                  (a) Notwithstanding the provisions of the immediately preceding Section entitled Special Distribution Option, the amount which may be paid directly to the trustee of another eligible retirement plan under such Section shall be no less than the smaller of $500 or the total amount of the eligible rollover distribution which would otherwise be includible in the Participant's taxable income; and no amount shall be so paid unless the amount of such distributions in any calendar year which are otherwise eligible for such payment are reasonably expected to total $200 or more.

                  (b) The Plan Administrator shall provide notice of the special distribution option described in the preceding Section to the Participant in accordance with rules prescribed by the Internal Revenue Service.

                                   SECTION 17

                              TOP-HEAVY DEFINITIONS

         17.1 "ACCRUED BENEFITS" means "the present value of accrued benefits" as that phrase is defined under regulations issued under Section 416 of the Code. For purposes of Sections 17 and 18 hereof, the Accrued Benefits of any Participant (other than a key employee) shall be determined under the single accrual rate used by all Qualified Plans of the Company which are defined benefit plans, or if there is no single accrual rate, Accrued Benefits shall be determined as accruing no more rapidly than the slowest rate permitted under
Section 411(b)(1)(C) of the Code.

         17.2 "BENEFICIARIES" means the person or persons to whom the share of a deceased Participant's accounts are payable.

         17.3 "DETERMINATION DATE" means for a Plan Year the last day of the preceding Plan Year.

         17.4 "FORMER KEY EMPLOYEE" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who during the Plan Year is not classified as a Key Employee but who was classified as a Key Employee in a previous Plan Year; provided, however, that a person who has not performed any services for the Controlled Group at any time during the five year period ending on the Determination Date (and the Beneficiaries of such persons) shall not be considered a Former Key Employee.

         17.5 "KEY EMPLOYEE" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is a "key employee" as that term is defined in Section 416(I) of the Code and the regulations thereunder; provided, however, that a person who has not performed any services for the Controlled Group at any time during the five year period ending on the Determination Date (and the Beneficiaries of such persons) shall not be considered a Key Employee. For purposes of determining whether a person is a Key Employee, the definition of Top Heavy Compensation shall be applied.

         17.6 "NON-KEY EMPLOYEE" means any person presently or formerly employed by the Controlled Group (and the Beneficiaries of such person) who is not a Key Employee or a Former Key Employee; provided, however, that a person who has not performed any services for the Controlled Group at any time during the five year period ending on the Determination Date (and the Beneficiaries of such persons) shall not be considered a Non-Key Employee.

         17.7 "PERMISSIVE AGGREGATION GROUP" means each Qualified Plan of the Controlled Group in the Required Aggregation Group plus each other Qualified Plan which is not part of the Required Aggregation Group but which satisfies the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the Required Aggregation Group.

         17.8 "REQUIRED AGGREGATION GROUP" means each Qualified Plan (including any terminated Qualified Plan) of the Controlled Group in which a Key Employee participates during the Plan Year containing the Determination Date or any of the four preceding Plan Years and each other Qualified Plan (including any terminated Qualified Plan) of the Controlled Group which during this period enables any Qualified Plan (including any terminated Qualified Plan) in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.

         17.9 "SUPER TOP-HEAVY GROUP" means, for a Plan Year, the Required Aggregation Group if, and only if, the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees exceeds 90% of the sum of the Accrued Benefits (valued as of such Determination Date) under all qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for all Key Employees and Non-Key Employees; provided, however, that the Required Aggregation Group will not be a Super Top-Heavy Group for a Plan Year if the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees does not exceed 90% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Permissive Aggregation Group for all Key Employees and Non-Key Employees. If the Qualified Plans in the Required or Permissive Aggregation Group have different Determination Dates, the Accrued Benefits under each such Plan shall be calculated separately, and the Accrued Benefits as of Determination Dates for such Plans that fall within the same calendar year shall be aggregated.

         17.10 "TOP-HEAVY COMPENSATION" means compensation within the meaning of
Section 415 of the Code.

         17.11 "TOP-HEAVY GROUP" means, for a Plan Year, the Required Aggregation Group if, and only if, the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees exceeds 60% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for all Key Employees and Non-Key Employees; provided, however, that the Required Aggregation Group will not be a Top-Heavy Group for a Plan Year if the sum of the Accrued Benefits (valued as of the Determination Date for such Plan Year) under all Qualified Plans (including any terminated Qualified Plans) in the Required Aggregation Group for Key Employees does not exceed 60% of the sum of the Accrued Benefits (valued as of such Determination Date) under all Qualified Plans in the Permissive Aggregation Group for all Key Employees and Non-Key Employees. If the Qualified Plans in the Required or Permissive Aggregation Group have different
Determination Dates, the Accrued Benefits under each such Plan shall be calculated separately, and the Accrued Benefits as of Determination Dates for such Plans that fall within the same calendar year shall be aggregated.

                                   SECTION 18

                                 TOP-HEAVY RULES

         18.1 SPECIAL TOP-HEAVY RULES. If for any Plan Year the Plan is part of a Top-Heavy Group, then, effective as of the first day of such Plan Year the following provisions shall apply to Participants who accrue an Hour of Employment on or after the first day of such Plan Year. A new Section 6.5 is added as follows:

         18.2 MINIMUM ALLOCATION IF PLAN IS PART OF TOP-HEAVY GROUP. Notwithstanding the foregoing, for each Plan Year in which the Plan is part of a Top-Heavy Group, the sum of the Employer contributions and forfeitures allocated under the Plan to the account of each Non-Key Employee who is both a Participant and Employee on the last day of such Plan Year shall be at least equal to the lesser of three percent of such Non-Key Employee's Top-Heavy Compensation for such Plan Year or the largest percentage of Top-Heavy Compensation allocated to the account of any Key Employee; provided, however, that if for any Plan Year a Non-Key Employee is a Participant in both this Plan and one or more defined contribution plans, the Employer need not provide the minimum allocation described in the preceding sentence for such Non-Key Employee if the Employer satisfies the minimum allocation requirement of Section 416(c)(2)(B) of the Code for the Non-Key Employee in such other defined contribution plans. Amounts which a Non-Key Employee or Key Employee elects to contribute on a pre-tax basis to a Qualified Plan which meets the requirements of Section 401(k) of the Code shall be considered an Employer contribution for purposes of Section 17.11; provided, however, that such pre-tax contributions made by Non-Key Employees may not be taken into account in determining the minimum allocation provided under this
Section 6.5. In addition, matching contributions made on behalf of Non-Key Employees may not be taken into account in determining the minimum allocation provided under this Section 6.5.

         18.3 ADJUSTMENTS IN SECTION 415 LIMIT. If for any Plan Year, the Plan is part of a Super Top-Heavy Group, or the Plan is part of a Top-Heavy Group and fails to provide an allocation of Employer contributions and forfeitures on behalf of each Non-Key Employee who is both a Participant and Employee on the last day of such Plan Year equal to at least the lesser of four percent of each such Non-Key Employee's Top-Heavy Compensation or the largest percentage of Top-Heavy Compensation allocated on behalf of any Key Employee for the Plan Year, effective as of the first day of such Plan Year the adjustments to the limits in Section 16.11 set forth in Section 416(h) of the Code shall be applied.

         IN WITNESS WHEREOF, the Company and each Employer has caused this Amendment to be executed by one of its duly authorized officers this _______ day of _____________, 1999.

                                        PILGRIM AMERICA CAPITAL CORPORATION


                                        By
                                           -------------------------------------
                                        Its
                                            ------------------------------------



                                        PILGRIM GROUP, INC.


                                        By
                                           -------------------------------------
                                        Its
                                            ------------------------------------

                             PILGRIM AMERICA CAPITAL
                             CORPORATION 401(k) PLAN

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1 - NAME OF PLAN.......................................................1

SECTION 2 - DEFINITIONS........................................................2
         2.1 "Amendment Effective Date"........................................2
         2.2 "Annuity Starting Date"...........................................2
         2.3 "Board"...........................................................2
         2.4 "Break in Service"................................................2
         2.5 "Code"............................................................2
         2.6 "Company".........................................................2
         2.7 "Company Stock"...................................................2
         2.8 "Compensation"....................................................2
         2.9 "Controlled Group"................................................3
         2.10 "Distribution Notice Period".....................................3
         2.11 "Employee".......................................................3
         2.12 "Employer".......................................................4
         2.13 "Entry Date".....................................................4
         2.14 "Five Percent Owner".............................................4
         2.15 "Hours of Employment"............................................4
         2.16 "Normal Retirement Date".........................................5
         2.17 "Participant"....................................................6
         2.18 "Plan Administrator".............................................6
         2.19 "Plan Year"......................................................6
         2.20 "Qualified Plan".................................................6
         2.21 "Qualified Preretirement Survivor Annuity".......................6
         2.22 "Service"........................................................6
         2.23 "Trustee"........................................................7
         2.24 "Valuation Date".................................................7

SECTION 3 - ELIGIBILITY........................................................8
         3.1 Prior Participants................................................8
         3.2 New Participants..................................................8
         3.3 Former Participants...............................................9
         3.4 Cessation of Participation........................................9

SECTION 4 - CONTRIBUTIONS.....................................................10
         4.1 Basic Payroll Reduction Contributions............................10

         4.2 Additional Payroll Reduction Contributions.......................10
         4.3 Maximum Payroll Reduction Contribution...........................10
         4.4 Employer Matching Contributions..................................10
         4.5 Elections........................................................11
         4.6 Changes in a Suspension of Payroll Reductions....................11
         4.7 Tax Deductions...................................................12
         4.8 Rollover Contributions and Transfers.............................13
         4.9 Loan.............................................................14
         4.10 Hardship Withdrawals............................................17
         4.11 Vesting After Withdrawals.......................................20

SECTION 5 - DISTRIBUTIONS OF EXCESS AMOUNTS...................................22
         5.1 Distributions of Excess Elective Deferrals.......................22
         5.2 Limitations on Pre-Tax Contributions for Highly Compensated
               Employees......................................................22
         5.3 Limitations on Matching Contributions for Highly Compensated
               Employees......................................................25
         5.4 Limitations on Multiple Use of Alternative Limitation............28
         5.5 Definitions and Special Rules....................................28
         5.6 Election to Treat Qualified Nonelective Contributions and
               Qualified Matching Contributions as Elective Deferrals.........35
         5.7 Election to Treat Qualified Nonelective Contributions and
               Elective Deferrals as Matching Contribution....................37

SECTION 6 - ALLOCATION........................................................39
         6.1 Establishment of Accounts........................................39
         6.2 404(c) Plan......................................................39
         6.3 Participant's Selection of Investment Fund.......................39
         6.4 Transfers Between Investment Funds...............................40
         6.5 Allocation of Earnings or Losses.................................41
         6.6 Special Transfer Rules...........................................41
         6.7 Voting Company Stock.............................................42

SECTION 7 - DISTRIBUTIONS AT RETIREMENT.......................................43
         7.1 Normal Retirement Distributions..................................43
         7.2 Required Minimum Distributions...................................43
         7.3 Required Beginning Date..........................................43

SECTION 8 - DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT (VESTING)..............45
         8.1 Distributions Upon Termination of Employment.....................45
         8.2 Determination of Vested Portion..................................45
         8.3 Forfeitures......................................................46

SECTION 9 - PAYMENT OF BENEFITS...............................................47
         9.1 Timing of Distributions..........................................47
         9.2 Form of Distribution.............................................49
         9.3 Spousal Consent to an Annuity Form of Benefit or to an Alternate
               Beneficiary....................................................50
         9.4 Distribution Notice..............................................51

SECTION 10 - DISTRIBUTIONS AT DEATH...........................................53
         10.1 Distribution Upon Death.........................................53
         10.2 Distribution to Spouse..........................................53
         10.3 Designation of Beneficiary......................................53
         10.4 Beneficiary Not Designated......................................54
         10.5 Spousal Consent to Designation of Beneficiary...................54

SECTION 11 - LEAVES OF ABSENCE AND TRANSFERS..................................55
         11.1 Service Credit While on Military Leave..........................55
         11.2 Military Leave - Rights With Respect To Elective Contributions..55
         11.3 Treatment of Contributions With Respect to Military Leave.......56
         11.4 Maternity or Paternity Absence..................................57
         11.5 Service During Maternity or Paternity Absence...................57
         11.6 Other Leaves of Absence.........................................58
         11.7 Transfers.......................................................59

SECTION 12 - TRUSTEE..........................................................61

SECTION 13 - ADMINISTRATION...................................................62
         13.1 Appointment of Plan Administrator...............................62
         13.2 Construction....................................................62
         13.3 Decisions and Delegation........................................62
         13.4 Duties of the Plan Administrator................................62
         13.5 Records of the Plan Administrator...............................63
         13.6 Expenses........................................................63

SECTION 14 - CLAIM PROCEDURE..................................................65
         14.1 Claim...........................................................65
         14.2 Claim Decision..................................................65
         14.3 Request for Review..............................................65
         14.4 Review on Appeal................................................66

SECTION 15 - AMENDMENT AND TERMINATION........................................67
         15.1 Amendment.......................................................67
         15.2 Termination; Discontinuance of Contributions....................67

SECTION 16 - MISCELLANEOUS....................................................68
         16.1 Participants'Rights.............................................68
         16.2 Spendthrift Clause..............................................68
         16.3 Delegation of Authority by Company..............................70
         16.4 Distribution to Minors..........................................70
         16.5 Construction of Plan............................................70
         16.6 Gender, Number and Headings.....................................70
         16.7 Separability of Provisions......................................70
         16.8 Diversion of Assets.............................................71
         16.9 Service of Process..............................................71

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         16.10 Merger.........................................................71
         16.11 Benefit Limitation.............................................71
         16.12 Commencement of Benefits.......................................74
         16.13 Qualified Domestic Relations Order.............................76
         16.14 Written Explanation of Rollover Treatment......................79
         16.15 Leased Employees...............................................79
         16.16 Special Distribution Option....................................79
         16.17 Limitations on Special Distribution Option.....................80

SECTION 17 - TOP-HEAVY DEFINITIONS............................................82
         17.1 "Accrued Benefits"..............................................82
         17.2 "Beneficiaries".................................................82
         17.3 "Determination Date"............................................82
         17.4 "Former Key Employee"...........................................82
         17.5 "Key Employee"..................................................82
         17.6 "Non-Key Employee"..............................................83
         17.7 "Permissive Aggregation Group"..................................83
         17.8 "Required Aggregation Group"....................................83
         17.9 "Super Top-Heavy Group".........................................84
         17.10 "Top-Heavy Compensation".......................................84
         17.11 "Top-Heavy Group"..............................................84

SECTION 18 - TOP-HEAVY RULES..................................................86
         18.1 Special Top-Heavy Rules.........................................86
         18.2 Minimum Allocation if Plan is Part of Top-Heavy Group...........86
         18.3 Adjustments in Section 415 Limit................................87

SIGNATURE PAGE................................................................86

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                                 PILGRIM AMERICA
                               CAPITAL CORPORATION

                                   401(k) PLAN